                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           CNA FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                           CNA FINANCIAL CORPORATION
                                ---------------

                    Notice of Annual Meeting -- May 11, 2000

To the Stockholders of
  CNA FINANCIAL CORPORATION:

     You are hereby notified that pursuant to the By-Laws of CNA Financial Corporation, a Delaware corporation, the annual meeting of Stockholders will be held at CNA Plaza (333 South Wabash Avenue), Room 207N, Chicago, Illinois, on Thursday, May 11, 2000, at 10:00 a.m., Chicago time, for the following purposes:

     (1) To elect twelve Directors;

     (2) To approve the CNA Financial Corporation 2000 Incentive Compensation Plan;

     (3) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company; and

     (4) To transact such other business as may properly come before the meeting.

     Only Stockholders of record at the close of business on March 15, 2000 are entitled to notice of, and to vote at, this meeting.

     It is desired that as many Stockholders as practicable be represented at the meeting. Consequently, whether or not you now expect to be present, you are requested to sign and date the enclosed proxy and return it promptly to the Company. You may revoke the proxy at any time before the authority granted therein is exercised.

                                           By order of the Board of Directors,

                                                    JONATHAN D. KANTOR
                                                  Senior Vice President,
                                              General Counsel and Secretary

Chicago, Illinois
March 30, 2000

                           CNA FINANCIAL CORPORATION
                       CNA PLAZA, CHICAGO, ILLINOIS 60685
                                ---------------

                                PROXY STATEMENT
                         ANNUAL MEETING -- MAY 11, 2000

     The Board of Directors of CNA Financial Corporation ("CNA" or the "Company") submits this statement in connection with the solicitation of proxies from the Stockholders in the form enclosed.

     The persons named in this statement as nominees for election as Directors have been designated by the Board of Directors.

     Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised. A subsequently dated proxy, duly received, will revoke an earlier dated proxy. A Stockholder may also revoke his proxy and vote in person at the Annual Meeting. Proxies will be voted in accordance with the Stockholder's specifications and, if no specification is made, proxies will be voted in accordance with the Board of Directors' recommendations. The approximate date of mailing of this Proxy Statement is March 30, 2000.

     On March 15, 2000, the Company had outstanding 183,742,531 shares of common stock ("Common Stock"). The holders of Common Stock have one vote for each share of stock held. Stockholders of record at the close of business on March 15, 2000 will be entitled to notice of, and to vote at, this meeting. The holders of a majority of shares of Common Stock issued and outstanding and entitled to vote when present in person or represented by proxy constitute a quorum at all meetings of Stockholders.

     In accordance with the Company's by-laws and applicable law, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the twelve nominees who receive the greatest number of votes cast for election as Directors will be elected as Directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes"), will not be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain will be considered present at the meeting, but since they are not affirmative votes for the matter they will have the same effect as votes against the matter. Broker non-votes are not counted as present.

PRINCIPAL SHAREHOLDERS

     The following table contains certain information as to all entities which, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock as of February 28, 2000 (unless otherwise noted). Except as noted below, each such entity has sole voting and investment power with respect to the shares set forth:

NAME AND ADDRESS OF BENEFICIAL OWNER                      AMOUNT BENEFICIALLY OWNED    PERCENT OF CLASS
------------------------------------                      -------------------------    ----------------
Loews Corporation ("Loews")...........................           159,457,480                86.8%
667 Madison Avenue
New York, New York 10021
The Equitable Companies Incorporated
  ("Equitable")(1)....................................            10,587,230                 5.8%
787 Seventh Avenue
New York, New York 10019

---------------

(1) This information is as of December 31, 1999 and is based on a report filed with the Securities and Exchange Commission. According to the report the shares were acquired for investment purposes and may be deemed to be beneficially owned by certain subsidiaries of Equitable. Equitable states in such report that it may be deemed to have sole voting power with respect to 4,897,736 shares and sole dispositive power with respect to 10,571,680 shares. The report states that it has been filed jointly on behalf of AXA, and five French mutual insurance companies, as a group, as parent holding companies.

     Since Loews holds more than a majority of the outstanding Common Stock of CNA, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other Stockholders. Loews intends to vote FOR the election of management's nominees for the Board of Directors, FOR the Incentive Compensation Plan and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. There are no agreements between CNA and Loews with respect to the election of CNA Directors or Officers or with respect to the other matters to come before the meeting.

DIRECTOR AND OFFICER HOLDINGS

     The following table sets forth certain information as to the shares of Common Stock beneficially owned by each Director and nominee, and each Executive Officer named in the Summary Compensation Table below, and by all Executive Officers and Directors of the Company as a group as of February 28, 2000, based on data furnished by them:

                                             SHARES OF THE        SHARES OF LOEWS          SHARES OF CNA
                                               COMPANY'S            CORPORATION        SURETY CORPORATION(1)
                                              COMMON STOCK          COMMON STOCK           COMMON STOCK
                  NAME                     BENEFICIALLY OWNED    BENEFICIALLY OWNED     BENEFICIALLY OWNED
                  ----                     ------------------    ------------------    ---------------------
Antoinette Cook Bush.....................            600                      0                    0
Dennis H. Chookaszian....................        404,031                  4,000               20,000
Robert V. Deutsch........................        110,000                      0                    0
Ronald L. Gallatin.......................          6,000                  4,000                    0
Robert P. Gwinn..........................            921                      0                    0
Bernard L.Hengesbaugh....................        437,192                      0                2,500
Jonathan D.Kantor........................         21,483                      0                    0
Walter F. Mondale........................            900                      0                    0
Edward J. Noha...........................          1,350                  1,500                    0
Joseph Rosenberg.........................         10,000                  1,500                    0
Thomas F. Taylor.........................        164,259                    200               10,000
James S. Tisch...........................              0              1,080,000(2)                 0
Laurence A. Tisch........................              0             13,308,998(3)(4)              0
Preston R. Tisch.........................              0             17,308,998(4)                 0
Marvin Zonis.............................            150                      0                    0
All Officers and Directors as a group (15
  persons including those listed
  above).................................      1,156,886             31,709,196               32,500

---------------

(1) CNA, through its subsidiaries, owns approximately 62% of CNA Surety Corporation.

(2) Includes 1,000,000 shares held by a trust of which Mr. J. S. Tisch is the managing trustee and beneficiary. In addition, 58,000 shares are held by a charitable foundation as to which Mr. J. S. Tisch has shared voting and investment power.

(3)  Includes 2,000,000 shares held of record by the wife of Mr. L. A. Tisch.

(4) Includes 3,000,000 shares held by each of Messrs. L. A. Tisch and P. R. Tisch as trustees of trusts, as to which they each have sole voting and investment power, for the benefit of their respective wives.

     Each holding represents less than 1% of the outstanding shares of Common Stock. For information with respect to the stock holdings of Loews, see "Principal Shareholders" above.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The By-Laws provide that the number of Directors that shall constitute the whole Board shall be not greater than thirteen nor less than eleven. The Directors shall be elected at the Annual Meeting of Stockholders and each Director elected shall hold office until the next annual meeting of Stockholders and until his successor is elected and qualified. Directors need not be Stockholders. Unless authority to do so is withheld, the persons named in the enclosed proxy intend to vote the shares represented by the proxies given to them for the twelve nominees hereinafter named. All Directors except Mr. Gallatin were elected at the last Annual Meeting of Stockholders.

     Should any nominee or nominees become unavailable, the proxy holders will vote for the nominee or nominees designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable.

     Set forth below is the name, principal occupation and business experience during the past five years and certain other information for each nominee:

     ANTOINETTE COOK BUSH, Partner, Skadden, Arps, Slate, Meagher & Flom, Washington, D.C. since 1993. Effective April 15, 2000, Ms. Bush will be leaving the law firm to become Executive Vice President of Northpoint Technology, Ltd. Ms. Bush was Senior Counsel of the United States Senate Committee on Commerce, Science and Transportation-Majority Staff from January 1991 to October 1993. She has been a Director since 1993. She is a member of the Executive, Finance and Audit Committees. Age 43.

     DENNIS H. CHOOKASZIAN, Chairman of the Board and Chief Executive Officer of mPower since November, 1999. Prior to that he served as Chairman of the Board and Chief Executive Officer of the CNA Insurance Companies from September 1992 until February 9, 1999. He is a Director of Loews. He serves on the Finance Committee and is Chairman of the Executive Committee. Mr. Chookaszian has served as a Director since 1990. Age 56.

     RONALD L. GALLATIN, independent consultant. Until his retirement on December 31, 1995, Mr. Gallatin served as a Managing Director of Lehman Brothers, Inc., where he was a member of the firm's Operating Committee and its director of Corporate Strategy and Product Development. He is a director of RTI International Metals, Inc. and The First Mexico Income Fund N.V. He is a member of the Audit, Executive, Finance and Incentive Compensation Committees. Mr. Gallatin was elected as a Director in February of 2000. Age 54.

     ROBERT P. GWINN, Chairman and Chief Executive Officer of Gwinn Oil Company. Retired Chairman of the Board and Chief Executive Officer of Encyclopaedia Britannica. He is a director of Alberto Culver Company. He is a member of the Incentive Compensation, Executive, Finance and Audit Committees. Mr. Gwinn has served as a Director since 1967. Age 92.

     BERNARD L. HENGESBAUGH, Chairman of the Board and Chief Executive Officer of the CNA Insurance Companies since February 1999. Mr. Hengesbaugh was elected Executive Vice President and Chief Operating Officer in February 1998. From 1990 until 1998, he was Senior Vice President of the CNA Insurance Companies. Prior thereto, Mr. Hengesbaugh had been a Vice President of the CNA Insurance Companies since 1980. He is a member of the Executive and Finance Committees. Mr. Hengesbaugh was elected as a Director in February of 1999. Age 53.

     WALTER F. MONDALE, Partner in the Minneapolis, Minnesota law firm of Dorsey & Whitney since December 1996. Mr. Mondale was United States Ambassador to Japan from September 1993 until December 1996. From September 1987 until his appointment as Ambassador, Mr. Mondale was a partner at Dorsey &

Whitney. Mr. Mondale was Vice President of the United States from 1977 until 1981. He was the Democratic nominee for President of the United States in 1984. He serves on the boards of various BlackRock Trusts, BBT Subsidiary Inc., BNN Subsidiary Inc., BBT Subsidiary Fund, Dain Rauscher Corporation, UnitedHealth Group Corp., NWA Inc., and Northwest Airlines, Inc. He is a member of the Audit, Executive and Finance Committees. He served as a Director from 1985 until 1993 and was reelected Director in February 1997. Age 72.

     EDWARD J. NOHA, Chairman of the Board of CNA since September 1992. Prior to that time and since February 1975, Mr. Noha was Chairman of the Board and Chief Executive Officer of the CNA Insurance Companies. Mr. Noha serves on the board of Loews. He is a member of the Executive and Finance Committees. Mr. Noha has served as a Director since 1975. Age 72.

     JOSEPH ROSENBERG, Chief Investment Strategist of Loews since 1995. Prior to that, he was Chief Investment Officer of Loews since August 1973. He serves on the Executive and Finance Committees. He has been a Director since August 1995. Age 66.

     JAMES S. TISCH, President and Chief Executive Officer of Loews since January 1999. Prior to that, he was President and Chief Operating Officer of Loews from October 18, 1994 to January 1999. He is a Director of Loews, Vail Resorts, Inc. and Chairman of the Board and Chief Executive Officer of Diamond Offshore Drilling, Inc. He is Chairman of the Finance Committee and serves on the Executive Committee. Mr. Tisch has served as a Director since 1985. Age 47.

     LAURENCE A. TISCH, Co-Chairman of the Board of Loews since January 1999. He is the Chief Executive Officer of CNA. He is a director of Automatic Data Processing, Inc. and Bulova Corporation ("Bulova"). Prior to 1999, Mr. Tisch had been Co-Chairman of the Board and Co-Chief Executive Officer of Loews since 1994. In addition, he served as Chairman of the Board, President and Chief Executive Officer of CBS, Inc. from January 1987 until November 24, 1995. Mr. Tisch has served as a Director since 1974 and is a member of the Executive and Finance Committees. Age 77.

     PRESTON R. TISCH, Co-Chairman of the Board of Loews since January 1999. Prior to 1999, he was Co-Chairman of the Board and Co-Chief Executive Officer of Loews since 1994. Mr. Tisch served as Postmaster General of the United States from August 15, 1986 to February 26, 1988. Prior thereto he had served as President and Chief Operating Officer of Loews. He is a director of Hasbro, Inc. and Rite Aid Corporation. Mr. Tisch served as a Director of CNA from 1974 to 1986 and was reelected a Director in May of 1988. He serves on the Executive and Finance Committees. Age 73.

     MARVIN ZONIS, Professor of International Political Economy at the Graduate School of Business of the University of Chicago since 1989. Principal of Marvin Zonis & Associates, Inc. He has been a Director since 1993. He is Chairman of the Audit Committee and serves on the Incentive Compensation, Executive and Finance Committees. Age 63.

COMMITTEES AND MEETINGS

     The Company has an Audit, Incentive Compensation, Executive and Finance Committee. The Company does not have a Nominating Committee.

     The Audit Committee is a standing committee and is charged with the responsibility of administering corporate policy in matters of accounting and control. The Audit Committee functions as the liaison with the Company's independent auditors.

     The Incentive Compensation Committee administers the Incentive Compensation Plan for Certain Executive Officers, the Incentive Compensation Plan and the CNA Financial Corporation 2000 Incentive Compensation Plan (as hereinafter described).

     The Board of Directors, Audit and Finance Committees met four times in 1999. The Incentive Compensation Committee met twice. All of the current Directors attended at least 75% of each of the Board of Directors meetings and the committees of the Board on which each such director serves, with the exception of Robert P. Gwinn who attended approximately 71% of such meetings.

DIRECTOR COMPENSATION

     CNA directors who are not employees of CNA or any of its subsidiaries received an annual retainer in 1999 of $25,000. In addition, members of committees received the following annual retainers: Finance, $4,000, Executive, $4,000, Incentive Compensation, $3,000 and Audit, $5,000 (Chairperson receives $7,500). Messrs. Chookaszian and Hengesbaugh do not receive director retainer fees. Directors are reimbursed for necessary and reasonable travel expenses incurred in attending meetings.

     Pursuant to a Continuing Service Agreement with CNA, expiring on September 20, 2002, Mr. Noha (or his estate in the event of his death) is paid a fee at the rate of $1,570,000 per annum reduced by the retirement benefits payable to Mr. Noha under his Employment Agreement and CNA's Retirement Plan and Supplemental Retirement Plan. During the last fiscal year, services provided by Mr. Noha under this Agreement consisted of providing the assistance and advice as delineated in the Agreement and promoting and assisting the Company with respect to its position in the Chicago business community. In this regard, Mr. Noha served as a member of numerous organizations including Chairman of the State Government Accountability Council, Chairman of the Chicago Manufacturing Center, Chairman of the Economic Development Commission of the City of Chicago, Chairman of the NIST Manufacturing Extension Partnership National Advisory Board and member of the Illinois Business Roundtable.

     On February 9, 1999 Mr. Chookaszian retired from the position of Chairman and Chief Executive Officer of CNA Insurance Companies and subsequently was elected Chairman of the Executive Committee of the Company. The Company entered into a Continuing Service Agreement (the "Agreement") with Mr. Chookaszian, for an initial term beginning April 1, 1999 and ending September 19, 2008. During the service period Mr. Chookaszian shall provide such services to the Company as the Chief Executive Officer of CNA Insurance Companies may reasonably request including assistance with strategic initiatives and industry trade association activities. The Agreement will provide Mr. Chookaszian with a Consulting Fee of $2,722,708 per year reduced by the retirement benefits payable to Mr. Chookaszian under CNA's Retirement Plan and Supplemental Retirement Plan. Beginning September 19, 2008, Mr. Chookaszian shall receive a Retirement Plan Benefit which will credit him with 32 years of service. In the event of death prior to 2008, Mr. Chookaszian's estate shall be entitled to supplemental survivor benefit payments at the rate equal to $1,300,000 per year reduced by the Retirement Plan Benefit and the Supplemental Retirement Plan Benefit. The Agreement requires Mr. Chookaszian to maintain the confidentiality of information concerning the Company's business during the term of the Agreement with the Company and at all times thereafter and furthermore contains covenants whereunder Mr. Chookaszian shall not compete with any of the Company's businesses for specified periods of time.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table includes compensation paid by the Company and its subsidiaries for services rendered in all capacities for the years indicated for the Chief Executive Officer, other most highly compensated executive officers of the Company as of December 31, 1999 and two former executive officers of the Company or its subsidiaries:

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                            -----------------------------------   --------------------------------------
                                                                                          AWARDS              PAYOUTS
                                                                                  -----------------------   ------------
                                                                                  RESTRICTED   SECURITIES
                                   FISCAL                BONUS     OTHER ANNUAL     STOCK      UNDERLYING    LONG-TERM
   NAME AND PRINCIPAL POSITION      YEAR    SALARY(A)     (B)      COMPENSATION    AWARD($)    OPTIONS(#)   COMPENSATION
   ---------------------------     ------   ---------    -----     ------------   ----------   ----------   ------------
Laurence A. Tisch(d).............   1999          --          --          --             --          --              --
  Chief Executive Officer           1998          --          --          --             --          --              --
  CNA Financial Corporation         1997          --          --          --             --          --              --
Bernard L. Hengesbaugh...........   1999    $966,346    $950,000(f)        --            --      55,000              --
  Chairman of the Board &           1998(g)  684,423     750,000(h)        --            --          --      $   42,500(j)
  Chief Executive Officer           1997(g)  550,000     508,000          --             --          --              --
  CNA Insurance Companies
Thomas F. Taylor.................   1999    $603,846          --          --             --      33,000      $1,627,327(j)
  Executive Vice President          1998     539,615    $250,000          --             --          --         600,000
  Property Liability                1997     400,000      40,000          --             --          --               0
  CNA Insurance Companies
Robert V. Deutsch(k).............   1999    $179,808    $450,000          --       $365,300(i)   25,000              --
  Senior Vice President &
  Chief Financial Officer
  CNA Insurance Companies
Jonathon D. Kantor...............   1999    $500,027    $375,000          --             --      12,000              --
  Senior Vice President,            1998     500,000     400,000          --             --          --              --
  General Counsel & Secretary       1997     444,616     388,000          --             --          --              --
  CNA Insurance Companies
Philip L. Engel(m)...............   1999    $605,808    $750,000          --             --          --              --
  Former President                  1998     800,000          --          --             --          --         300,000(i)
  CNA Insurance Companies           1997     800,000          --          --             --          --         500,000(i)
W. James MacGinnitie(o)..........   1999    $394,231    $317,500          --             --          --              --
  Former Senior Vice President &    1998     500,000     220,000          --             --          --              --
  Chief Financial Officer           1997     123,077     317,000(q)        --            --          --              --
  CNA Insurance Companies


                                      ALL OTHER
   NAME AND PRINCIPAL POSITION     COMPENSATION(C)
   ---------------------------     ---------------
Laurence A. Tisch(d).............     $ 33,000(e)
  Chief Executive Officer               26,000(e)
  CNA Financial Corporation             26,000(e)
Bernard L. Hengesbaugh...........     $ 72,017
  Chairman of the Board &               28,746
  Chief Executive Officer               23,100
  CNA Insurance Companies
Thomas F. Taylor.................     $ 25,361
  Executive Vice President              22,664
  Property Liability                    16,800
  CNA Insurance Companies
Robert V. Deutsch(k).............     $  3,554
  Senior Vice President &
  Chief Financial Officer
  CNA Insurance Companies
Jonathon D. Kantor...............     $ 21,000
  Senior Vice President,                24,231
  General Counsel & Secretary           18,674
  CNA Insurance Companies
Philip L. Engel(m)...............     $453,825(o)
  Former President                      67,794(n)
  CNA Insurance Companies               62,226(n)
W. James MacGinnitie(o)..........     $626,173(p)
  Former Senior Vice President &        21,000
  Chief Financial Officer                1,131
  CNA Insurance Companies

---------------
(a) Base salary includes compensation deferred under the CNA Savings Plan and CNA Supplemental Savings Plan.

(b) Amounts disclosed are for bonus awards earned and accrued in the year indicated under the Company's Annual Incentive Plan and supplemental bonus plan hereinafter described. Bonus awards are typically paid in March of the following year unless deferred.

(c) Represents amounts contributed or accrued to the named officers for the CNA Savings Plan and CNA Supplemental Savings Plan.

(d) Mr. Tisch does not receive a salary from the Company. CNA reimburses Loews for Mr. Tisch's services, as well as other Loews officers and executives, pursuant to the Services Agreement described below under "Certain Transactions." The Loews reimbursement for Mr. Tisch's services to CNA was $96,427 annually for 1999, 1998 and 1997.

(e) Represents director fees paid to Mr. Tisch. He is not a participant in the Company's savings plans.

(f)  Mr. Hengesbaugh's 1999 bonus will be deferred.

(g) Mr. Hengesbaugh's compensation from January 1, 1997 through February 4, 1998 was paid to him as Senior Vice President of CNA Insurance Companies.

(h) Mr. Hengesbaugh was awarded a $750,000 retention recognition award, of which $460,000 was deferred pursuant to the terms of his promotion.

(i) Represents payout under the Incentive Compensation Plan for Certain Executive Officers.

(j) Represents a Business Unit Long-Term Incentive Award of $1,627,327, granted prior to Mr. Taylor's promotion to Executive Vice President, of which $341,973 was deferred.

(k) Mr. Deutsch was employed by the Company effective August 16, 1999. Consequently, he received no compensation during 1998 and 1997.

(l) Mr. Deutsch was awarded a restricted stock grant of 10,000 shares upon commencement of employment. The 10,000 shares vest in four equal parts annually beginning December 31, 2000.

(m) On September 30, 1999, Mr. Engel retired as President of the CNA Insurance Companies.

(n) Except in 1999, amounts include $12,584 and $11,260 of insurance premiums paid by the Company on behalf of Mr. Engel for 1998 and 1997, respectively. In 1999, amount includes payment to Mr. Engel as part of his retirement package.

(o) Mr. MacGinnitie was employed by the Company from October 1, 1997 through October 8, 1999.

(p) Includes severance payment paid to Mr. MacGinnitie.

(q) Includes $150,000 hiring bonus.

     The following table includes individual grants of stock options awarded by the Company for services rendered in all capacities for the Chief Executive Officer, other most highly compensated executive officers of the Company as of December 31, 1999 and two former executive officers of the Company or its subsidiaries:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF
                                                                                            STOCK PRICE APPRECIATION FOR
                                                      INDIVIDUAL GRANTS                             OPTION TERM
                                     ----------------------------------------------------   ----------------------------
                                      NUMBER OF    % OF TOTAL
                                     SECURITIES    GRANTED TO
                                     UNDERLYING     EMPLOYEES    EXERCISE OF
                                       OPTIONS       DURING      BASE PRICE    EXPIRATION
               NAME                  GRANTED (#)   FISCAL YEAR     ($/SH)         DATE           5%             10%
               ----                  -----------   -----------   -----------   ----------        --             ---
Laurence A. Tisch(c)...............        --           --             --             --             --              --
Bernard L. Hengesbaugh.............    55,000         18.7%        $35.09       08/04/09     $1,213,735      $3,075,843
Thomas F. Taylor...................    33,000         11.2%        $35.09       08/04/09     $  728,241      $1,845,506
Robert V. Deutsch..................    25,000          8.5%        $36.53       08/15/09     $  574,338      $1,455,485
Jonathan D. Kantor.................    12,000          4.1%        $35.09       08/04/09     $  264,815      $  671,093
Philip L. Engel(c).................        --           --             --             --             --              --
W. James MacGinnitie(c)............        --           --             --             --             --              --

---------------

(a) Options vest in cumulative installments of 25% on each anniversary of the date of grant such that the options are fully exercisable on or after four years from the date of grant.

(b) The exercise price shown for individual optionees is the fair market value of the Company's common stock on the date of grant (calculated as the average of its high and low sales prices on that date reported on the New York Stock Exchange Composite Tape).

(c) Messrs. Tisch, Engel and MacGinnitie did not receive stock option grants in 1999.

     The following table includes information concerning the exercise of stock options during the last completed fiscal year for the Chief Executive Officer, other most highly compensated executive officers of the Company as of December 31, 1999 and two former executive officers of the Company or its subsidiaries:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                         VALUE       NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-THE-
                                      SHARES ACQUIRED   REALIZED     OPTIONS AT FY-END (#)        MONEY OPTIONS AT FY-END
                NAME                  ON EXERCISE (#)     ($)      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(A)
                ----                  ---------------   --------   -------------------------   -----------------------------
Laurence A. Tisch(b)................        --             --             --                           --
Bernard L. Hengesbaugh..............         0              0          0/55,000                    0/$211,750
Thomas F. Taylor....................         0              0          0/33,000                    0/$127,050
Robert V. Deutsch...................         0              0          0/25,000                    0/$ 60,250
Jonathan D. Kantor..................         0              0          0/12,000                    0/$ 46,200
Philip L. Engel(b)..................        --             --             --                           --
W. James MacGinnitie(b).............        --             --             --                           --

---------------

(a) Value is based on the closing price of Company common stock on December 31, 1999 minus the exercise price.

(b) Messrs. Tisch, Engel and MacGinnitie did not receive stock options under the plan.

EMPLOYMENT CONTRACTS

     Each of Messrs. Hengesbaugh, Taylor and Deutsch currently has an employment agreement with the Company (the "Employment Agreements") effective through December 31, 2002 unless their employment is terminated earlier. The Employment Agreements provide that each of these executive officers will serve the Company at annual salary rates which are currently $950,000, $682,500 and $550,000 for Messrs. Hengesbaugh, Taylor and Deutsch, respectively. Mr. Hengesbaugh's and Mr. Deutsch's salaries are subject to annual review by the Incentive Compensation Committee for possible increases. Mr. Taylor's salary will increase 5% each year during the term of the Employment Agreement. The Employment Agreements also provide that each executive officer will have the opportunity to earn annual incentive compensation under the CNA Financial Corporation Incentive Compensation Plan for Certain Executive Officers (the "Incentive Compensation Plan") if certain annual net income targets are met. As defined in the Incentive Compensation Plan, net income is calculated on an after-tax basis and excludes realized investment gains or losses. The annual incentive compensation amounts are capped at 200% of salaried compensation for each of these executive officers. Each of Mr. Hengesbaugh, Mr. Taylor and Mr. Deutsch also participate in the Incentive Compensation Plan ("ICP" as described in Proposal No. 2) and will be awarded annual stock grants of 55,000, 33,000 and 25,000 shares, respectively, during each of 2000, 2001 and 2002 subject to company and individual performance. Mr. Taylor's cash award under the ICP will be targeted at 30% of salary for each of the 2000 -- 2001, 2000 -2002, 2001 -- 2003 and
2002 -- 2004 performance cycles. Mr. Deutsch's cash award under the ICP will be targeted at $160,000 for each of the 2000 -- 2002, 2001 -2003 and 2002 -- 2004 performance cycles and guaranteed at $160,000 for the 2000 -- 2001 cycle. For assuming the role as the Company's Senior Vice President and Chief Financial Officer, Mr. Deutsch also received a one-time award of 10,000 restricted shares of the Company's common stock which will vest in four equal installments beginning on December 31, 2000. The unvested portion of Mr. Deutsch's shares will vest immediately if he is terminated without cause, Mr. Deutsch terminates his employment for good reason or the Company fails to renew his Employment Agreement. Additionally, under the Employment Agreements, all salary amounts and annual cash incentive compensation amounts are considered earnings for the purposes of the Company's retirement plan and supplemental savings plan. And, Mr. Hengesbaugh's salary amounts and annual cash incentive compensation amounts are also considered eligible for the supplemental savings plan.

     The Employment Agreements also include certain provisions that are effective if the executive officer's employment is terminated by the executive officer for "good cause" or by the Company other than for "cause" (each as defined in the Employment Agreements). In Mr. Hengesbaugh's case, he will receive 300% of his salary for each of three years following the termination. Under such circumstances, Mr. Taylor and Mr. Deutsch will receive a payment equal to 100% of such executive officer's entire compensation (salary, targeted annual incentive compensation, targeted ICP cash award and an amount using a modified Black-Scholes methodology which values the shares to be awarded under the LTIP (as hereinafter defined) at 48% of fair market value at the date of termination) for each of two years following termination in Mr. Taylor's case and for each of three years following termination in Mr. Deutsch's case. Additionally, the Employment Agreements include a provision requiring the Company to pay the executive officer the amounts described in the previous sentences if that executive officer's Employment Agreement is not renewed at the end of the term of the Employment Agreement.

     The Company also agreed to pay each executive officer an amount necessary to reimburse him, on an after-tax basis, for any excise tax due as a result of any payment under the Employment Agreements being treated as an "excess parachute payment" under Section 280G of the Internal Revenue Code.

     Mr. Taylor's and Mr. Deutsch's Employment Agreements also contain provisions relating to pension enhancements. Mr. Taylor's pension enhancement is conditional and will only be provided to the extent necessary to have his total pension benefits equal two-thirds of his base compensation at the time of his retirement. The conditional pension enhancement will apply if i) Mr. Taylor is terminated without cause, ii) he dies and is survived by his spouse or he becomes disabled, iii) Mr. Taylor terminates his employment for good reason, iv) his Employment Agreement is not renewed, or v) he rejects an offer comparable to his current Employment Agreement and he has attained the age of 55 years. The enhancement will provide, in addition to the normal pension benefit, an immediate life only annuity beginning two years after his Employment Agreement is terminated in an amount that can be purchased with a $2,000,000 premium at Mr. Taylor's then attained age. Mr. Deutsch's pension enhancement provided from the supplemental retirement plan is in the form of ten additional years of credited service to be earned pro rata over four years of Company service. The unvested portion of Mr. Deutsch's pension enhancement shall vest immediately if he is terminated without cause, Mr. Deutsch terminates his employment for good reason or the Company fails to renew his Employment Agreement.

     The Employment Agreements contain provisions, effective during the period of employment and for varying time periods thereafter as described below, relating to non-competition with the Company's business (24 months), non-disclosure of confidential information (no time limit), non-solicitation of the Company's or its subsidiaries' employees or officers (36 months), non-interference with the Company's or its subsidiaries business or relationships (36 months) and assistance with claims of the Company and its subsidiaries (60 months except in Mr. Hengesbaugh's case, 36 months). If Mr. Deutsch voluntarily resigns, he will be bound by the non-competition, non-solicitation and non-interference provisions for as many months as the Company pays him an amount equal to his 1.5 times his monthly compensation (as described in the third paragraph above) in the case of the non-competition provision and 1.5 times the number of months of such payments in the case of the non-solicitation and non-interference provisions. The Employment Agreements are not assignable by either party, but are binding upon successors of the Company.

     The Company was party to an employment agreement with Mr. Engel which expired on September 30, 1999 at which time all compensation obligations of the Company thereunder ceased.

RETIREMENT PLANS

     CNA maintains the CNA Retirement Plan, a funded, tax qualified, non-contributory retirement plan for all salaried employees of Continental Casualty Company, its wholly owned subsidiary, including executive officers (the "Retirement Plan") and the CNA Supplemental Executive Retirement Plan, an unfunded, non-qualified, non-contributory benefits equalization plan (the "Supplemental Retirement Plan") that provides for the accrual and payment of benefits that are not available under tax qualified plans such as the Retirement Plan. The following description of the Retirement Plan also gives effect to benefits provided under the Supplemental Retirement Plan. The Retirement Plan was "frozen" with regard to additional accruals, service and compensation as of December 31, 1999. During 2000, employees will be offered an election to resume earning benefits under the Retirement Plan retroactively to January 1, 2000 or to receive a higher level of employer contributions under the CNA Savings Plan, a defined contribution plan with 401(k) features. In addition, employees hired or rehired on or after January 1, 2000 will not be eligible to participate in the Retirement Plan.

     The Retirement Plan provides for retirement benefits based upon average final compensation (i.e., based upon the highest average sixty consecutive months compensation and years of credited service with CNA). Compensation under the Retirement Plan consists of salary paid by the Company included under "Salary," "Bonus" and "Long-Term Compensation Payouts" in the Summary Compensation Table above. The following table shows estimated annual benefits payable upon retirement under the Retirement Plan for various compensation levels and years of credited service, based upon normal retirement in 2000 and a straight life annuity form of benefit. In addition to a straight life annuity, the Plan also allows the participant to elect payment to be made in a Joint and Contingent (or Survivor) Annuitant form where the Contingent (or Survivor) Annuitant would receive payment at 50%, 66 2/3% or 100% of the participant's benefit amount. The portion of a participant's benefit payable under the Supplemental Retirement Plan may also be paid in the form of a lump sum payment equal to the present value of the benefit with the consent of the Benefits Committee.

                               PENSION PLAN TABLE

                                                         YEARS OF CREDITED SERVICE
                            ------------------------------------------------------------------------------------
  AVERAGE                                       ESTIMATED ANNUAL BENEFIT FOR REPRESENTATIVE
   ANNUAL                   ------------------------------------------------------------------------------------
COMPENSATION                   15                20                 25                 30                 35
------------                --------         ----------         ----------         ----------         ----------
 $ 400,000..............    $116,389         $  155,185         $  193,981         $  206,112         $  218,242
    600,000.............     176,389            235,185            293,981            312,779            331,576
    800,000.............     236,389            315,185            393,981            419,446            444,910
  1,000,000.............     296,389            395,185            493,981            526,113            558,244
  1,200,000.............     356,389            475,185            593,981            632,780            671,578
  1,400,000.............     416,389            555,185            693,981            739,447            784,912
  1,600,000.............     476,389            635,185            793,981            846,114            898,246
  1,800,000.............     536,389            715,185            893,981            952,781          1,011,580
  2,000,000.............     596,389            795,185            993,981          1,059,448          1,124,914
  2,200,000.............     656,389            875,185          1,093,981          1,166,115          1,238,248
  2,400,000.............     716,389            955,185          1,193,981          1,272,782          1,351,582
  2,600,000.............     776,389          1,035,185          1,293,981          1,379,449          1,464,916
  2,800,000.............     836,389          1,115,185          1,393,981          1,486,116          1,578,250

     The amounts in the table reflect deductions for estimated Social Security payments.

     Mr. Hengesbaugh, Mr. Taylor and Mr. Kantor have nineteen, seven and five years of credited service, respectively. Mr. Deutsch has fourteen months of credited service.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

CERTAIN EXECUTIVE OFFICERS

     The Board of Directors believes that the future success of the Company and its subsidiaries is dependent upon the quality of management, and that compensation programs are important in attracting and retaining individuals of superior ability and motivating their efforts on behalf of the Company and its business interests.

     Under Section 162(m) of the Internal Revenue Code and certain regulations thereunder (together "the Code") the amount of compensation paid by a publicly-held corporation to the five of its most highly compensated executive officers during any year that may be deductible for federal income tax purposes is limited to $1,000,000 per person per year except that compensation that is "qualified performance-based compensation" will be deductible.

     To the extent the Company's compensation policy can be implemented in a manner that maximizes the deductibility of compensation paid by the Company, the Board of Directors will seek to do so. Accordingly, in 1996, the Company adopted the Incentive Compensation Plan for Certain Executive Officers (as hereinafter described, the Board of Directors approved merger of this Plan into the ICP, see Proposal No. 2 below) which is designed to qualify the amounts paid from time to time thereunder to certain of the Corporation's Executive Officers as "qualified performance-based compensation" under Section 162(m) of the Code.

GENERAL

     The Company's compensation program is designed to recognize individual performance and contribution to CNA. This pay-for-performance philosophy is used to reward employees whose work meets or exceeds CNA's standards of quality and value-added customer service. It is CNA's objective to have a compensation policy that is internally equitable and externally competitive, rewards executives for long term strategic management, supports a performance-oriented environment that stresses attainment of corporate goals and individual expectations, and attracts and retains key executives critical to the Company's long term success.

     The Chairman and Chief Executive Officer of the CNA Insurance Companies establishes the compensation for the other senior executives ("Senior Executives"). (As used herein, "Senior Executives" does not include the Chairman and Chief Executive Officer, the Executive Vice President and the Chief Financial Officer). He is assisted in developing the plan by the Company's Human Resources staff. The Human Resources staff is aided by an independent nationally recognized compensation consulting organization. Information is obtained regarding the Company's competitor group of companies. The competitor group of companies are within the insurance industry and include three of the four companies in the Standard & Poor's Multi-Line Insurance Index (see "Stock Price Performance Graph" below.) These companies represent the organizations with which CNA competes for key executives. This information, in conjunction with performance judgments as to past and expected future contributions of the individual, is used to develop an annual compensation plan. The Human Resources staff periodically reviews the overall competitiveness of the salary plan with independent compensation consultants. Because CNA uses this market pricing approach to determine appropriate pay levels, CNA does not use formal salary ranges, with attendant minimums, midpoints and maximums to determine pay levels or annual increase amounts. In 1999, the Senior Executives were provided total compensation opportunities that approximated the 75(th) percentile of total compensation opportunities for comparable individuals at the Company's peer group of competitors.

     The Company has adopted an Annual Incentive Bonus Plan for its Senior Executives, the awards for which are determined by performance compared to preset goals in three categories: Corporate Goals; Shared Goals; and Individual Goals. Participants may have a percentage established annually of their incentive compensation based on the Corporate Goal and/or the remainder based on the other two goals. Generally, the pre-set goals have been developed to be quantifiable or definable to the extent possible. The percentage was based, among other factors, on comparative salary data as described above. Final approval of bonus payments is made by the Chairman and Chief Executive Officer of the CNA Insurance Companies. The Company reserves the right to make discretionary changes to the award amounts and reserves the right to eliminate these bonuses, uniformly, due to adverse financial conditions. In determining the annual incentive awards for 1999, the Chairman and Chief Executive Officer of the CNA Insurance Companies evaluated Company and business unit performance and individual performance against the pre-set goal categories. Based upon his evaluation, the 1999 incentive bonuses ranged from 50% to 182% of the incentive targets for the Senior Executives.

     In August 1999 the Board of Directors adopted, subject to shareholder approval, the CNA Financial 2000 Long-Term Incentive Compensation Plan (the "LTIP"). The LTIP was amended by the Board of Directors in February 2000 to merge the Incentive Compensation Plan for Certain Executives with the LTIP to provide an omnibus plan renamed as the CNA Financial Corporation 2000 Incentive Compensation Plan (the "ICP") which covers annual, long-term, cash and share-related compensation for certain officers of the Company and its subsidiaries. The amendment was also subject to shareholder approval. See "Approval of Incentive Compensation Plan (Proposal No. 2) below.

     In February 1999, the Chairman and Chief Executive Officer and the President awarded Supplemental Bonuses payable in March 2001 to the Senior Executives ranging in amounts from $50,000 to $648,000. Mr. Engel was not awarded any Supplemental Bonus in 1998 or 1999 and Mr. Hengesbaugh was not awarded any Supplemental Bonus in 1999. See "Employment Contracts" above for a description of the Incentive Compensation Awards for Mr. Hengesbaugh.

     As noted in the Summary Compensation Table, Laurence A. Tisch, the Company's Chief Executive Officer, does not receive compensation from the Company. Mr. Tisch is compensated by Loews, of which he is Chairman of the Board. CNA reimburses Loews for services of Mr. Tisch and other officers and executives of Loews pursuant to the Services Agreement described under "Certain Transactions," below.

By the Board of Directors:       Antoinette Cook Bush                     Edward J. Noha
                                 Dennis H. Chookaszian                    Joseph Rosenberg
                                 Ronald L. Gallatin                       James S. Tisch
                                 Bernard L. Hengesbaugh                   Laurence A. Tisch
                                 Robert P. Gwinn                          Preston R. Tisch
                                 Walter F. Mondale                        Marvin Zonis

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. L. A. Tisch and B. L. Hengesbaugh, both of whom are Directors of the Company, also serve as officers of the Company or its subsidiaries. In addition, Messrs. Noha and Chookaszian, Directors of the Company, formerly served as officers of the Company or its subsidiaries. Mr. L. A. Tisch, Director and Chief Executive Officer of the Company, also serves as a Director and Co-Chairman of the Board of Loews. See "Certain Transactions," below, for information with respect to transactions between the Company and its subsidiaries, and certain individuals and entities with which they are affiliated.

                              CERTAIN TRANSACTIONS

     Loews makes available to CNA the services of certain officers and executives of Loews. In February 1975 CNA entered into a management services agreement (the "Services Agreement") with Loews which provides that Loews will make available to CNA these services, together with general corporate services, including financial, administrative and management consulting services. Loews is reimbursed on the basis of an allocation of a portion of the salaries and related payroll taxes and benefits of the officers and executives performing the services, in addition to travel and similar expenses incurred. The allocation may be adjusted in the event of any substantial change in the services performed and the Services Agreement may be terminated by CNA or Loews on the last day of any month. The Services Agreement has been reviewed each year since 1975 by CNA's Audit Committee. The last such review took place in February 2000 and the Audit Committee recommended renewal of the Services Agreement for the ensuing fiscal year, calling for a reimbursement allocation of approximately $210,000 per month, which recommendation was accepted by the Board of Directors. Under the Services Agreement CNA reimbursed Loews $2,520,000 for services performed during 1999, and $70,600 for travel and similar expenses incurred during that period. During 1999, Loews or its subsidiaries paid premiums on insurance and administrative services to the CNA Insurance Companies at standard rates aggregating approximately $4,714,139.

     The Loews ownership of the voting securities of CNA has exceeded 80% since 1980 requiring the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax returns filed by Loews. Accordingly, following approval by CNA's Audit Committee and Board of Directors, CNA and Loews entered into a tax allocation agreement that provides that CNA will (i) be paid by Loews the amount, if any, by which the Loews consolidated federal income tax liability is reduced by virtue of the inclusion of CNA and its subsidiaries in the Loews consolidated federal income tax return, or (ii) pay to Loews an amount, if any, equal to the federal income tax that would have been payable by CNA, if CNA and its subsidiaries had filed a separate consolidated return. In the event that Loews should have a net operating loss in the future computed on the basis of filing a separate consolidated tax return without CNA and its eligible subsidiaries, CNA may be required to repay tax recoveries previously received from Loews. This agreement may be cancelled by CNA or Loews upon thirty days' prior written notice. In 1999, the inclusion of CNA and its eligible subsidiaries in the consolidated federal tax return of Loews resulted in a decreased federal income tax liability for Loews. Accordingly, Loews has paid or will pay approximately $287,800,000 to CNA for 1999 under the tax allocation agreement.

     CNA has also reimbursed to Loews or paid directly approximately $10,589,100 for expenses (consisting primarily of salaries and benefits and other out-of-pocket costs) incurred or owed by Loews during 1999 in maintaining investment facilities and services for CNA.

     Pursuant to the terms of the Stock Ownership Plan as hereinafter described, in October of 1998, CNA provided loans to Messrs. Chookaszian, Hengesbaugh, Kantor, and Taylor to assist them with the purchase of common stock of the Company. In March 1999 and August 1999 respectively Messrs. Hengesbaugh and Taylor received additional loans from CNA to purchase additional shares from the Company. Mr. Deutsch received a loan to purchase stock in August of 1999. Interest on the loans extended in October 1998 is 5.39% (5.23% with respect to the loan to Mr. Hengesbaugh in March 1999 and 6.14% with respect to the loan to Mr. Taylor in August 1999 and 6.14% with respect to the loan to Mr. Deutsch), compounded semi-annually, and will be added to the principal balances until the loans are settled. The term of each loan is 10 years. Messrs. Chookaszian's, Hengesbaugh's, Kantor's and Taylor's loans are unconditional with full recourse against the maker. Mr. Deutsch's loan is non-recourse and is secured by additional collateral. As of March 15, 2000, the outstanding amounts of the loans were as follows: Mr. Chookaszian, $15,112,659, Mr. Hengesbaugh, $16,861,039, Mr. Kantor, $809,576, Mr. Taylor, $6,083,197; and Mr. Deutsch,
$3,847,641.

     Continental Casualty Company ("CCC"), a wholly-owned subsidiary of CNA, has provided refundment guarantees for the repayment by Samsung Heavy Industries Co., Ltd. ("Samsung") of advances made to it by Hellespont Shipping Corporation ("Hellespont") under four shipbuilding contracts between Hellespont and Samsung in the event that Samsung fails to perform under such contracts. Each guarantee is in the amount of approximately $55.4 million, plus interest at a rate of 8% per annum, and will terminate on acceptance of the three ships by Hellespont, which are currently scheduled for delivery in December 2001, March 2002, May 2002 and September 2002, respectively. Premiums written on these guarantees in 1999 totaled $1.29 million to Western Surety of which 28 percent was paid to CCC as a ceding commission. These refundment guarantees were transferred to Western Surety through the Quota Share Treaty and are covered by the Excess of Loss Contracts provided by CCC. Majestic Shipping Corporation, a wholly-owned subsidiary of Loews, owns 49% of Hellespont.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the total return of the Company's common stock, the Standard & Poor's 500 Composite Stock Index ("S&P 500") and the Standard & Poor's Multi-Line Insurance Index for the five years ended December 31, 1999. The graph assumes that the value of the investment in the Company's Common Stock and for each Index was $100 on December 31, 1994 and that dividends were reinvested.

-----------------------------------------------------------------------------------------------------------
                                       94          95          96          97          98          99
-----------------------------------------------------------------------------------------------------------
 CNA FINANCIAL CORP                  100.00      174.95      164.93      196.92      186.13      180.06
-----------------------------------------------------------------------------------------------------------
 S&P 500 INDEX                       100.00      137.58      169.17      225.60      290.08      351.12
-----------------------------------------------------------------------------------------------------------
 MULTI-LINE INSURANCE                100.00      147.00      186.39      284.31      313.21      399.06
-----------------------------------------------------------------------------------------------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock of the Company. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based upon review of the information provided to the Company, the Company believes that during the 1998 fiscal year all
Section 16(a) filing requirements were complied with.

     APPROVAL OF CNA FINANCIAL CORPORATION 2000 INCENTIVE COMPENSATION PLAN

                                (PROPOSAL NO. 2)

     The Company believes in providing opportunity for certain employees, directors and consultants of the Company and its subsidiaries i) to attract and to retain such persons as employees, directors or consultants of the Company or its subsidiaries, ii) to motivate these persons by means of appropriate incentives to achieve long-term Company goals and to reward them for achievement of those goals, and (iii) to provide incentive compensation opportunities that are competitive with those of other similar companies, which will promote the financial interest of the Company and its Subsidiaries.

     On August 4, 1999 the Board of Directors adopted, subject to shareholder approval, the CNA Financial 2000 Long-Term Incentive Compensation Plan (the "LTIP"). The LTIP was amended by the Board of Directors on February 23, 2000 to merge the Incentive Compensation Plan for Certain Executives with the LTIP to provide an omnibus compensation plan renamed as the CNA Financial Corporation 2000 Incentive Compensation Plan (the "ICP"). The ICP covers annual, long-term, cash and share-related compensation for certain employees, directors and consultants of the Company and its subsidiaries (see "Eligibility" below). The amendment is also subject to shareholder approval. Stockholder approval is required for certain awards under the plan to comply with the provisions of
Section 162(m) of the Internal Revenue Code, as amended (the "Code").

SECTION 162(M)

     Section 162(m) of the Code prevents a publicly-traded corporation from taking a tax deduction for certain compensation in excess of $1 million per year which it or its subsidiaries pays to specified executives. Those specified executives are the chief executive officer and the four next most highly compensated executive officers for whom proxy disclosure is required ("Covered Employees"). Certain compensation, including compensation based on the attainment of performance goals, is excluded from the deduction limit and therefore deductible, even if it exceeds $1 million per year. To qualify for this performance-based exemption, the material terms under which the compensation is to be paid, including the performance goals and the maximum amount payable to the Covered Employees, must be approved by the stockholders before the payments are made. The Board of Directors believes that where the Company's compensation policy can be implemented in a manner which maximizes the deductibility for federal income tax purposes of compensation paid by the Company, the Company should seek to do so. Accordingly, the Board of Directors has directed that the ICP be submitted to the Company's shareholders for approval at the Annual Meeting. If the ICP is not approved by the Company's stockholders, the ICP will not qualify under the provisions of Section 162(m) of the Code and any performance-based awards in excess of $1 million per year which are paid to the executive officers of the Company will be ineligible as a tax deduction for the Company.

PRIOR AWARDS

     The Incentive Compensation Committee of the Company's Board of Directors (the "Committee") granted options under the ICP on August 5, 1999 to forty executive and non-executive officers of the Company's subsidiaries to purchase shares of the Company's common stock (the "Stock"). The exercise price of the options was set at $35.09, the average of the highest and lowest sales prices of the Common Stock on August 5, 1999, as reported as the New York Stock Exchange-Composite Transactions. These awards are contingent on shareholder approval of the ICP. If shareholder approval is not granted, these awards will be withdrawn. The following table sets forth certain information as to the August 5, 1999 grant of options to each of the Named Executive Officers and to each of the other groups specified below. Each such option remains subject to shareholder approval of the ICP and becomes exercisable thereafter at a rate of 25% per year beginning on the first anniversary of the grant date. No such grants have been made to any of the Company's or subsidiaries' non-executive directors, non-officer employees or consultants. All grants under the ICP have been and will be made in consideration of services rendered or to be rendered to the Company or any of its subsidiaries by optionees. As of the date hereof, there has been no determination by the Committee with respect to future awards under the ICP.

                         CNA FINANCIAL CORPORATION 2000
                          INCENTIVE COMPENSATION PLAN
                               NEW PLAN BENEFITS

                                                  NO. OF                                      MARKET
                                                SECURITIES                                   VALUE OF
                                       DOLLAR   UNDERLYING      EXERCISE                    UNDERLYING
                                       VALUE     OPTIONS          PRICE        EXPIRATION   SECURITIES
NAME AND POSITION                      ($)(A)    GRANTED        ($/SHARE)         DATE        ($)(A)
-----------------                      ------   ----------   ---------------   ----------   ----------
Laurence A. Tisch(b)................     --           --             --               --            --
Chief Executive Officer, Director
Bernard L. Hengesbaugh..............     $0       55,000         $35.09         08-04-09    $1,622,500
Chairman and Chief Executive
Officer of the CNA Insurance
companies, Director
Thomas F. Taylor,...................     $0       33,000         $35.09         08-04-09    $  973,500
Executive Vice President
Robert V. Deutsch,..................     $0       25,000         $35.09         08-04-09    $  737,500
Senior Vice President and
Chief Financial Officer
Jonathan D. Kantor,.................     $0       12,000         $35.09         08-04-09    $  354,000
Senior Vice President, General
Counsel and Secretary
Executive Group.....................     $0      125,000         $35.09         08-04-09    $3,687,500
Non-Executive Officer Group.........     $0      169,900         $35.09         08-04-09    $5,012,050

---------------

(a)  Calculated as of the close of business on March 21, 2000.

(b) Mr. Tisch did not receive any options.

     The Company filed a registration statement relating to the shares underlying the ICP on August 4, 1999.

SUMMARY OF THE ICP

     The principal features of the ICP are described below. This summary does not provide all of the details of the ICP. Please review the complete text of the ICP which is included as Exhibit A to this proxy statement. Terms which are not defined in this summary are defined in the ICP.

ADMINISTRATION

     The ICP shall be administered by the Committee. Among other things, the Committee shall have the authority, subject to the terms of the ICP, to determine (i) the individuals from among the eligible employees to whom the awards are granted, (ii) the performance goals and amounts payable under the awards, (iii) the time or times the awards are granted, (iv) the type of awards to be granted, (v) the terms, the terms of eligibility, conditions, performance criteria, restrictions and other provisions of the awards, (vi) the performance periods to which the awards relate, (vii) to delegate certain powers relating to Performance Units or Performance Bonus Awards to the Chief Executive Officer of the Company, other Company executive officers or the Board of Directors and
(viii) subject to certain conditions, whether to cancel, to amend or to suspend awards. If an award under the ICP is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code, those awards shall be conditioned on the achievement of one or more Approved Performance Measures. The "Approved Performance Measures" shall be any one or more of the following Company, subsidiary, operating unit or division performance measures: earnings (either in the aggregate or on a per-share basis, and if on a per-share basis reflecting such dilution of shares outstanding as the Committee deems appropriate) before or after interest and taxes; net income (as defined below); net operating income (as defined below); return measures (including return or net return on assets, net assets, investments, capital, equity, or gross sales); stockholder returns (including growth measures and stockholder return or attainment by the shares of the Company's common stock (the "Stock") of a specified value for a specified period of time), share price or share price appreciation; cash flow(s); dividends; gross revenues; gross or net premiums written; net premiums earned; net investment income; losses and loss expenses, loss ratios, expense ratios, or combined ratios; underwriting and administrative expenses; operating expenses; stock price; satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; expense or cost levels; net economic value; or market share or market penetration with respect to specific designated products or product groups. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company, any subsidiary or any business unit thereof, and/or the past or current performance of other companies. "Net Income" shall mean net income to be reported to stockholders in the Company's annual report and "Net Operating Income" shall mean Net Income adjusted to exclude all realized capital gains (or losses) other than those related to a disposal of a segment of the business (in whole or in part) or sale of a Subsidiary, net of tax. In addition, the following items may also be excluded: (i) items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a change in accounting principles, all as determined in accordance with standards established by opinions No. 20 and 30 of the Accounting Principles Board, as amended; (ii) restructuring charges of subsidiaries whose operations are not included in Net Income; and (iii) profit or loss attributable to the business operations of any entity acquired during the year. However, the Committee shall have authority to exercise negative discretion in determining the amount of gain to be included as the result of the disposal of a segment of the business (in whole or in part) or the sale of a subsidiary.

ELIGIBILITY

     Employees who are eligible to participate in the ICP are employees, directors and consultants of the Company or its subsidiaries (approximately 20,000 people), who in the opinion of the Committee, can materially influence the long-term performance of the Company or its subsidiaries. The Committee shall have the power and complete discretion to select those eligible persons who are to receive awards.

TYPE OF AWARDS

     The Committee may grant Annual or Long-Term Performance Bonus Awards, Options, Stock Appreciation Rights, Restricted Shares, Performance Units, Performance Shares, Bonus Shares and Deferred Shares. Performance Bonus Awards are cash awards based on attaining certain performance goals established by the Committee during a performance period. Options permit a plan participant to purchase shares of Stock at an exercise price established by the Committee, which shall not be less than fair market value on the date of the grant. Stock Appreciation Rights are rights to receive a payment in the future equal to the increase in the price of shares of common stock of the Company from a specified date. Restricted Shares are shares of the Company's common stock which are subject to transfer restrictions and are subject to forfeiture if certain conditions specified in the award are not satisfied. Performance Shares are rights to receive shares of the Company's common stock dependent on the fulfillment of certain performance conditions specified in the award. Performance Units are the right to receive a payment based on the fulfillment of certain performance conditions specified in the award. Bonus Shares are shares of the Company's common stock that are awarded to a Grantee without cost and without restrictions in recognition of past performance or as an incentive to become an employee or consultant of the Company or a subsidiary. Deferred Shares are shares of the Company's common stock which are awarded on a deferred basis specified in the award.

AWARD LIMITS

     The amount of Performance Units, and Performance Bonus Awards in any one calendar year for a single ICP participant shall not exceed $5,000,000 in the case of an annual award and $8,000,000 in the case of other awards.

     The aggregate number of shares of Stock that may be delivered under the ICP shall not exceed 2,000,000 shares of Stock and no participant shall be awarded Option awards or Stock Appreciation Rights with respect to more than 400,000 shares of Stock in any one calendar year. To the extent that shares of Stock are not delivered to an ICP participant, the shares of Stock shall not be considered as delivered in calculating the maximum number of shares of Stock available for delivery under the ICP.

     The shares for the ICP may be authorized and unissued shares of Stock or issued shares held as treasury shares including shares purchased on the open market or in negotiated purchases.

ADJUSTMENT UPON CHANGE IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options or other awards based on the Stock; and (iv) any other adjustments that the Committee determines to be equitable.

NON-TRANSFERABILITY OF AWARDS

     Awards are unassignable and nontransferable in whole or in part except as designated by the participant's will or by the laws relating to descent and distribution; to immediate family members; to certain trusts used for estate planning and to corporations controlled by the grantee or his immediate family members.

EFFECT OF ICP AWARDS ON THE COMPANY'S OTHER PLANS

     Amounts payable under the ICP shall not be taken into account as compensation for purposes of the Company's retirement or savings plans, except to the extent otherwise provided by those plans, or by an agreement between the affected Participant and the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of options under the ICP based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     Nonqualified Stock Options("NQO"). In general, (i) an optionee will not be subject to tax at the time an NQO is granted, and (ii) an optionee will include in ordinary income in the taxable year in which he or she exercises an NQO an amount equal to the difference between the exercise price and the fair market value of the Stock on the date of exercise. Upon disposition of the Stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain (or loss). The Company generally will be entitled to a deduction in an amount equal to a recipient's ordinary income in the Company's taxable year in which the optionee includes such amount in income. The exercise of NQO's is subject to withholding of all applicable taxes.

     Incentive Stock Option ("ISO"). No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO granted under the ICP and if no disposition of such shares is made by such optionee within two years after the date of grant of the ISO or within one year after the receipt of such shares by such optionee, then (i) upon a sale of such shares, any amount realized in excess of the exercise price of the ISO will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and
(ii) the Company will be entitled to deduct such amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option under the Internal Revenue Code, it will be treated as an NQO.

AMENDMENT AND TERMINATION OF THE ICP

     The ICP does not have a stated termination date. The Board of Directors may amend, suspend or terminate the ICP at any time. No amendment, suspension or termination of the ICP may, without the consent of the Participant, adversely affect the right of any participant or beneficiary under any award granted under the ICP prior to the date such amendment is adopted by the Board of Directors. In the event of termination, the ICP shall remain in effect as long as any awards under it are outstanding.

VOTE REQUIRED

     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY PRESENT AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE ICP. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 2 TO APPROVE THE ICP. PROXIES SOLICITED BY THE BOARD OF DIRECTORS

WILL BE VOTED FOR THAT APPROVAL UNLESS A VOTE AGAINST APPROVAL OR AN ABSTENTION ON SUCH PROPOSAL IS SPECIFICALLY INDICATED.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

     The Board of Directors has appointed Deloitte & Touche LLP as auditors to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year 2000. Deloitte & Touche LLP are currently the auditors of the consolidated financial statements of the Company and its consolidated subsidiaries and are considered to be well qualified to perform this important function. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 3.

                                 OTHER MATTERS

     The Company does not know of any other business to come before the meeting. However, if any other matters come before the meeting, the persons named in the proxies will act on behalf of the Stockholders they represent according to their best judgment.

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily through use of the mails, but regular employees of the Company may solicit proxies personally, by telephone or facsimile. Such employees will receive no special compensation for such solicitation. Brokers and nominees will be requested to obtain voting instructions of beneficial owners of stock registered in their names and will be reimbursed for their out-of-pocket expenses and reasonable clerical expenses.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals for inclusion in proxy materials for the 2001 Annual Meeting should be addressed to the Company's Senior Vice President, General Counsel and Secretary, CNA Plaza, 43S, Chicago, Illinois 60685, and must be received by November 30, 2000. Proxies received in respect of Common Stock to be voted at the 2001 Annual Meeting will be voted in accordance with the best judgment of the persons appointed by such proxies with respect to any matters properly before such meeting submitted by shareholders after February 15, 2001.

                                           By order of the Board of Directors,

                                                    JONATHAN D. KANTOR
                                          Senior Vice President, General Counsel
                                                      and Secretary

Chicago, Illinois
March 30, 2000

EXHIBIT A

                           CNA FINANCIAL CORPORATION

                        2000 INCENTIVE COMPENSATION PLAN

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE 1. ESTABLISHMENT, OBJECTIVES AND DURATION...........    1
  1.1. Establishment of the Plan............................    1
  1.2. Objectives of the Plan...............................    1
  1.3. Duration of the Plan.................................    1
ARTICLE 2. DEFINITIONS......................................    1
  2.1. "Article"............................................    1
  2.2. "Award"..............................................    1
  2.3. "Award Agreement"....................................    1
  2.4. "Board"..............................................    1
  2.5. "Bonus Shares".......................................    2
  2.6. "Cause"..............................................    2
  2.7. "Code"...............................................    2
  2.8. "Committee"..........................................    2
  2.9. "Common Stock".......................................    2
  2.10. "Company"...........................................    2
  2.11. "Deferred Shares"...................................    2
  2.12. "Disability"........................................    2
  2.13. "Disqualifying Disposition".........................    2
  2.14. "Effective Date"....................................    2
  2.15. "Eligible Person"...................................    2
  2.16. "Fair Market Value".................................    3
  2.17. "Former Bonus Plan".................................    3
  2.18. "Freestanding SAR"..................................    3
  2.19. "Grant Date"........................................    3
  2.20. "Grantee"...........................................    3
  2.21. "Incentive Stock Option" or "ISO"...................    3
  2.22. "including" or "includes"...........................    3
  2.23. "Mature Shares".....................................    3
  2.24. "Non-Qualified Stock Option" or "NQSO"..............    3
  2.25. "Option"............................................    3
  2.26. "Option Price"......................................    3
  2.27. "Option Term".......................................    3
  2.28. "Performance-Based Exception".......................    3
  2.29. "Performance Bonus".................................    3
  2.30. "Performance Period"................................    3
  2.31. "Performance Share" or "Performance Unit"...........    4
  2.32. "Period of Restriction".............................    4
  2.33. "Person"............................................    4
  2.34. "Plan"..............................................    4
  2.35. "Reload Option".....................................    4
  2.36. "Reorganization Transaction"........................    4
  2.37. "Required Withholding"..............................    4
  2.38. "Restated Effective Date"...........................    4
  2.39. "Restricted Executive"..............................    4

                                                              PAGE
                                                              ----
  2.40. "Restricted Shares".................................    4
  2.41. "Retirement"........................................    4
  2.42. "SAR"...............................................    4
  2.43. "Section"...........................................    4
  2.44. "Share".............................................    4
  2.45. "Strike Price"......................................    4
  2.46. "Subsidiary"........................................    5
  2.47. "Substitute Award"..................................    5
  2.48. "Surviving Corporation".............................    5
  2.49. "Tandem SAR"........................................    5
  2.50. "10% Owner".........................................    5
  2.51. "Termination of Affiliation"........................    5
ARTICLE 3. ADMINISTRATION...................................    5
  3.1. Committee............................................    5
  3.2. Powers of Committee..................................    5
ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS....    7
  4.1. Number of Shares Available...........................    7
  4.2. Adjustments in Authorized Shares.....................    7
  4.3. Performance Measures.................................    7
  4.4. Compliance with Section 162(m) of the Code...........    9
ARTICLE 5. ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS.....    9
  5.1. Eligibility..........................................    9
  5.2. Grant Date...........................................    9
  5.3. Maximum Term.........................................    9
  5.4. Award Agreement......................................    9
  5.5. Restrictions on Share Transferability................   10
  5.6. Termination of Affiliation...........................   10
  5.7. Nontransferability of Awards.........................   11
ARTICLE 6. STOCK OPTIONS....................................   12
  6.1. Grant of Options.....................................   12
  6.2. Award Agreement......................................   12
  6.3. Option Price.........................................   12
  6.4. Grant of Incentive Stock Options.....................   12
  6.5. Grant of Reload Options..............................   13
  6.6. Conditions on Reload Options.........................   13
  6.7. Payment..............................................   13
ARTICLE 7. STOCK APPRECIATION RIGHTS........................   14
  7.1. Grant of SARs........................................   14
  7.2. Exercise of Tandem SARs..............................   14
  7.3. Payment of SAR Amount................................   14

                                                              PAGE
                                                              ----
ARTICLE 8. RESTRICTED SHARES................................   14
  8.1. Grant of Restricted Shares...........................   14
  8.2. Award Agreement......................................   15
  8.3. Consideration........................................   15
  8.4. Effect of Forfeiture.................................   15
  8.5. Escrow; Legends......................................   15
  8.6. Stockholder Rights in Restricted Shares..............   15
ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES.........   15
  9.1. Grant of Performance Units and Performance Shares....   15
  9.2. Value/Performance Goals..............................   15
  9.3. Earning of Performance Units and Performance
     Shares.................................................   16
  9.4. Form and Timing of Payment of Performance Units and
     Performance Shares.....................................   16
ARTICLE 10. BONUS SHARES AND DEFERRED SHARES................   16
  10.1. Bonus Shares........................................   16
  10.2. Deferred Shares.....................................   16
ARTICLE 11. PERFORMANCE BONUS AWARDS........................   16
  11.1. Performance Bonus Awards............................   16
  11.2. Performance Periods, Measures and Goals.)...........   16
  11.3. Determination of Performance Goals..................   17
  11.4. Adjustment of Goals.................................   17
  11.5. Determination and Payment at Bonus..................   17
ARTICLE 12. BENEFICIARY DESIGNATION.........................   17
  12.1. Beneficiary Designation.............................   17
ARTICLE 13. DEFERRALS.......................................   18
  13.1. Deferrals...........................................   18
ARTICLE 14. RIGHTS OF EMPLOYEES, CONSULTANTS AND
  DIRECTORS.................................................   18
  14.1. Employment..........................................   18
  14.2. Participation.......................................   18
ARTICLE 15. WITHHOLDING.....................................   18
  15.1. Withholding.........................................   18
  15.2. Notification under Section 83(b)....................   19
ARTICLE 16. CERTAIN EXTRAORDINARY EVENTS....................   19
  16.1. Certain Reorganization Transactions or Other
     Events.................................................   19
  16.2. Pooling of Interests Accounting.....................   20
  16.3. Substituting Awards in Certain Corporate
     Transactions...........................................   20
ARTICLE 17. AMENDMENT, MODIFICATION, AND TERMINATION........   20
  17.1. Amendment, Modification, and Termination............   20
  17.2. Adjustments Upon Certain Unusual or Nonrecurring
     Events.................................................   20
  17.3. Awards Previously Granted...........................   21

                                                              PAGE
                                                              ----
ARTICLE 18. ADDITIONAL PROVISIONS...........................   21
  18.1. Successors..........................................   21
  18.2. Gender and Number...................................   21
  18.3. Severability........................................   21
  18.4. Requirements of Law.................................   21
  18.5. Securities Law Compliance...........................   21
  18.6. No Rights as a Stockholder..........................   22
  18.7. Nature of Payments..................................   22
  18.8. Scope of Plan.......................................   22
  18.9. Awards under Former Bonus Plan......................   22
  18.10. Governing Law......................................   22

                           CNA FINANCIAL CORPORATION

                        2000 INCENTIVE COMPENSATION PLAN

ARTICLE 1.  ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1. Establishment of the Plan. Effective as of January 1, 1996, CNA Financial Corporation, a Delaware corporation (the "Company"), by duly adopted resolution of its board of directors (the "Board") adopted the CNA Financial Corporation Incentive Compensation Plan for Certain Executive Officers (the "Former Bonus Plan"), subject to approval of the Company's stockholders, which was obtained on May 1, 1996. Effective as of August 4, 1999 (the "Effective Date"), the Company by duly adopted resolution of the Board adopted this CNA Financial Corporation 2000 Incentive Compensation Plan (the "Plan") as the CNA Financial Corporation 2000 Long-Term Incentive Plan, subject to approval of the Plan by the Company's stockholders. The Company now desires to amend and restate this Plan and amend and merge the Former Bonus Plan into this Plan as set forth herein effective February 23, 2000 (the "Restated Effective Date"), subject to the approval of the Company's stockholders.

     1.2. Objectives of the Plan. The Plan is intended to allow employees, directors and consultants of the Company and its Subsidiaries to obtain the economic benefits of equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, directors and consultants and retaining existing employees, directors and consultants. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to motivate Eligible Persons, by means of appropriate incentives, to achieve long-term Company goals, and reward Grantees for achievement of those goals; provide incentive compensation opportunities that are competitive with those of other similar companies, and thereby promote the financial interest of the Company and its Subsidiaries; and, in the case of annual incentives, to provide a means of rewarding certain Eligible Persons with compensation which, when coupled with a base salary, produces a competitive level of total compensation that reflects their contributions to the overall long term enhancement of the value of the Company and its Subsidiaries.

     1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, until terminated by the Board pursuant to Article 17 hereof, provided, however, that no Incentive Stock Options may be granted under the Plan more than 10 years from the Effective Date, and no Options, Restricted Shares, Bonus Shares, Deferred Shares, SARs, or Performance Shares may be granted under the Plan after all Shares reserved for delivery under the Plan pursuant to Article 4 have been exhausted.

ARTICLE 2.  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

     2.1.  "Article" means an Article of the Plan.

     2.2. "Award" means Options (including Reload Options), Restricted Shares, Bonus Shares, Deferred Shares, stock appreciation rights (SARs), Performance Units, Performance Shares, and Performance Bonus Awards granted under the Plan.

     2.3. "Award Agreement" means a written agreement by which an Award is evidenced.

     2.4.  "Board" has the meaning set forth in Section 1.1.

     2.5. "Bonus Shares" means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise), or as an incentive to become an employee or consultant of the Company or a Subsidiary or otherwise.

     2.6. "Cause" as to a Grantee means (a) "cause" for discharge from employment as specified in an employment contract between the Grantee and the Company or any Subsidiary; or (b) if there is no employment contract, "cause" as defined in the Award Agreement; or (c) if "cause" is not otherwise defined in such employment contract or Award Agreement as determined by the Committee:

          (i) a Grantee's engaging in any act which is a felony or other similar act involving fraud, dishonesty, moral turpitude, unlawful conduct or breach of fiduciary duty;

          (ii) a Grantee's willful or reckless material misconduct in the performance of the Grantee's duties; or

          (iii)  a Grantee's habitual neglect of duties;

provided, however, that for purposes of clauses (ii) and (iii), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). A Grantee who agrees to resign from his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

     2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

     2.8.  "Committee" has the meaning set forth in Section 3.1.

     2.9. "Common Stock" means the common stock, $2.50 par value, of the Company.

     2.10.  "Company" has the meaning set forth in Section 1.1.

     2.11. "Deferred Shares" means Shares that are awarded to a Grantee on a deferred basis pursuant to Section 10.2.

     2.12. "Disability" means a physical or mental condition of the Grantee which, as determined by the Committee in its sole discretion based on all available medical information, would qualify the Grantee for benefits under the Company's long-term disability plan as in effect when the determination is made (ignoring the requirements of any waiting period) if the Grantee were a participant in such plan (whether or not the Grantee actually participates therein). Notwithstanding the foregoing, if the Company has no long-term disability plan, "Disability" means a physical or mental condition of the Grantee which, as determined by the Committee in its sole discretion based on all available medical information, is expected to continue indefinitely and which renders the Grantee incapable of performing any substantial portion of the service required of him by his employer.

     2.13.  "Disqualifying Disposition" has the meaning set forth in Section
6.4.

     2.14.  "Effective Date" has the meaning set forth in Section 1.1.

     2.15. "Eligible Person" means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability, (ii) any person performing services for the Company or a

Subsidiary in the capacity of a consultant, (iii) any person performing services for the Company or a Subsidiary in the capacity of a member of the Board or as a member of the board of directors of such Subsidiary, and (iv) any person for whom the Committee determines an Award would provide a material inducement to become an employee or director of or a consultant to the Company or a Subsidiary.

     2.16. "Fair Market Value" means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and
(B) with respect to Shares, as of any date, (i) the average of the high and low trading prices on such date on the New York Stock Exchange Composite Transactions Tape (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), (ii) if the Shares are not listed on the New York Stock Exchange, the average of the high and low trading prices of the Shares on such other national exchange on which the Shares are principally traded or as reported by the NASDAQ Stock Market, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined by the Committee.

     2.17.  "Former Bonus Plan" has the meaning set forth in Section 1.1.

     2.18. "Freestanding SAR" means an SAR that is granted independently of any other Award.

     2.19.  "Grant Date" has the meaning set forth in Section 5.2.

     2.20.  "Grantee" means an individual who has been granted an Award.

     2.21. "Incentive Stock Option" or "ISO" means an Option that (i) is designated as an Incentive Stock Option in the Award Agreement granting such Option; and (ii) is intended to met the requirements of Section 422 of the Code for treatment as an Incentive Stock Option.

     2.22. "including" or "includes" mean "including, without limitation," or "includes, without limitation", respectively.

     2.23. "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     2.24. "Non-Qualified Stock Option" or "NQSO" means an Option that is not an Incentive Stock Option.

     2.25. "Option" means an option (including either an Incentive Stock Option or a Non-Qualified Stock Option) granted under Article 6 of the Plan.

     2.26. "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

     2.27. "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Committee prior to the expiration date of such Option then in effect.

     2.28. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

     2.29. "Performance Bonus" means a cash bonus determined and awarded in accordance with Article 11.

     2.30. "Performance Period" means the time period during which performance goals designated by the Committee shall be met.

     2.31. "Performance Share" or "Performance Unit" has the meaning set forth in Article 9.

     2.32. "Period of Restriction" means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee) or the Shares are otherwise subject to a substantial risk of forfeiture.

     2.33. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.34.  "Plan" has the meaning set forth in Section 1.1.

     2.35.  "Reload Option" has the meaning set forth in Section 6.5.

     2.36. "Reorganization Transaction" means the earlier of the approval by the Board or the approval by the stockholders of the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company.

     2.37.  "Required Withholding" has the meaning set forth in Article 15.

     2.38.  "Restated Effective Date" has the meaning set forth in Section 1.1.

     2.39. "Restricted Executive" means a Grantee who is the Chief Executive Officer of the Company, any officer of the Company who reports directly to the Chief Executive Officer of the Company, and any other officer of the Company or of a Subsidiary who is salary grade 96 or above; provided, however, that the Committee may at the time of any Award to any Grantee determine that such Grantee be treated as a Restricted Executive for purposes of that Award; and further provided, however, that no Grantee shall be a Restricted Executive after the last day of the calendar year in which he ceases to be an employee of the Company (unless he is subsequently reemployed by the Company on terms and conditions making him a Restricted Executive as defined in this Section).

     2.40. "Restricted Shares" means Shares that are subject to transfer restrictions and are subject to forfeiture if conditions specified in the Award Agreement applicable to such Shares are not satisfied.

     2.41. "Retirement" means a Termination of Affiliation on or after the date a Grantee attains age 62 unless the Award Agreement or Committee provides otherwise; and in the case of a Grantee who is an Eligible Person solely by reason of clause (ii) or (iii) of Section 2.15, a Termination of Affiliation for a reason other than death, Disability or Cause at or after the date the Grantee attains age 62 unless the Award Agreement or Committee provides otherwise.

     2.42.  "SAR" means a stock appreciation right.

     2.43. "Section" means, unless the context otherwise requires, a Section of the Plan.

     2.44.  "Share" means a share of Common Stock.

     2.45. "Strike Price" of any SAR shall equal, for any Tandem SAR (whether granted at the same time as or after the grant of the related Option), the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement; and further provided that any SAR granted as a Substitute Award pursuant to Section 16.3 may be granted at such Strike Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 16.3.

     2.46. "Subsidiary" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition); and for all other purposes, with respect to any Person, any business entity in which such Person has a direct or indirect interest (whether in the form of stock ownership, voting power or participation in profits or capital contribution) of more than 50%, as determined by the Committee.

     2.47.  "Substitute Award" has the meaning set forth in Section 16.3.

     2.48. "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if securities of such corporation that are entitled to vote generally in the election of directors (other than a class of securities may have voting power by reason of the occurrence of a contingency) representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

     2.49. "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require cancellation of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).

     2.50. "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

     2.51. "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, consultant, or director; or with respect to an individual who is an employee of, or consultant to, or director of, a Person which is a Subsidiary, the first day on which such Person ceases to be a Subsidiary.

ARTICLE 3.  ADMINISTRATION

     3.1. Committee. The Plan shall be administered by the Incentive Compensation Committee of the Board, or such other committee of the Board as the Board shall appoint to administer the Plan (the "Committee"). The number of members of the Committee shall be set and may from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate.

     3.2. Powers of Committee. Subject to the express provisions of the Plan and in addition to the authority and discretion granted elsewhere in the Plan, the Committee has full and final authority and sole discretion as follows:

          (a) to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the benefit payable under any SAR, Performance Unit, Performance Share, or Performance Bonus Award, and whether or not specific Awards shall be granted in connection with other specific awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

          (b) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, what restrictions shall apply to Restricted Shares, when Restricted Shares (in cluding Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

          (c) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, including determining whether a Termination of Affiliation is for Cause, Retirement, death, Disability or other reason;

          (d) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

          (e) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time in any manner permitted for Awards of such type by the Plan as then in effect; provided that the consent of the Grantee shall not be required for any amendment which (i) does not materially adversely affect the rights of the Grantee, or (ii) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law or generally accepted accounting principles;

          (f) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

          (g) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

          (h) subject to Sections 1.3, 5.3, and 6.4, to extend the time during which any Award or group of Awards may be exercised;

          (i) to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

          (j) to delegate to the Chief Executive Officer of the Company, other executive officers of the Company, or other members or committees of the Board, the power to grant Performance Units and Performance Bonus Awards from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Committee, in which event the Committee's delegates may exercise in their sole discretion all powers and authority of the Committee with respect to such Awards except as otherwise specified in this Plan or by the Committee;

          (k) to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan to be performed by the Committee;

          (l) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

          (m) to take any other action with respect to any matters relating to the Plan for which it is responsible.

All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee, and all such determinations of the Committee shall be final, conclusive and binding on all Persons. The determinations of the Committee in granting Awards need not be uniform among Grantees and among Awards and no determination of the Committee with respect to any Grantee or Award shall entitle that Grantee or any other Grantee to the same determination with respect to any other Award; except that the Committee shall construe the terms of the Plan and of any Award Agreement consistently as to the meaning of the same language. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1. Number of Shares Available. Subject to Section 4.4 and to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is 2,000,000. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. If any Shares (whether subject to or received pursuant to an Award granted under this Plan or any other plan, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the Option Price of an Option pursuant to
Section 6.7) are withheld or applied as payment by the Company in connection with the exercise of an Award hereunder or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for grant under the Plan. The Committee may from time to time determine the appropriate methodology consistent with this Section 4.1 for calculating the number of Shares issued pursuant to the Plan. Shares issued pursuant to the Plan may be treasury shares or newly-issued Shares.

     4.2. Adjustments in Authorized Shares. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that occurs at any time after the Effective Date affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, (iii) the grant price, strike price, or exercise price with respect to any Award, and (iv) the limitations on the maximum number and type of Shares available under the Plan and that may be granted as particular Awards as set forth in Section 4.1; or, if deemed appropriate, apply the provisions of Article 16; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

     4.3. Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders of the Company approve a change in the general performance measures set forth in this Section 4.3 the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Restricted Executives which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among one or more or any combination of the following performance measures relating to the Company, subsidiary, operating unit or division:

          (a) Earnings (either in the aggregate or on a per-share basis, and if on a per-share basis reflecting such dilution of shares outstanding as the Committee deems appropriate) before or after interest and taxes;

          (b) Net Income (as defined below);

          (c)  Net Operating Income (as defined below);

          (d) Return measures (including return or net return on assets, net assets, investments, capital, equity, or gross sales);

          (e) Stockholder returns (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time), share price or share price appreciation;

          (f)  Cash flow(s);

          (g)  Dividends;

          (h) Gross revenues;

          (i)  Gross or net premiums written;

          (j)  Net premiums earned;

          (k)  Net investment income;

          (l) Losses and loss expenses, loss ratios, expense ratios, or combined ratios;

          (m) Underwriting and administrative expenses;

          (n) Operating expenses;

          (o)  Stock price;

          (p) Satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;

          (q) Expense or cost levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified business units;

          (r)  Net economic value; or

          (s) Market share or market penetration with respect to specific designated products or product groups.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any business unit thereof, and/or the past or current performance of other companies.

     For purposes of this Section 4.3, "Net Income" shall mean net income to be reported to stockholders in the Company's annual report and "Net Operating Income" shall mean Net Income adjusted to exclude all realized capital gains (or losses) other than those related to a disposal of a segment of the business (in whole or in part) or sale of a Subsidiary, net of tax. In addition, the following items may also be excluded: (i) items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a change in accounting principles, all as determined in accordance with standards established by opinions No. 20 and 30 of the Accounting Principles Board, as amended; (ii) restructuring charges of Subsidiaries whose operations are not included in Net Income; and (iii) profit or loss attributable to the business operations of any entity acquired during the year. However, the Committee shall have authority to exercise negative discretion in determining the amount of gain to be included as the result of the disposal of a segment of the business (in whole or in part) or the sale of a Subsidiary.

     The Committee shall have the discretion to adjust the Awards and the determinations of the degree of attainment of the pre-established performance goals; provided, however, the Awards which are designed to qualify for the Performance-Based Exception, and which are held by Restricted Executives, may not be adjusted upward. The Committee, however, shall retain the discretion to adjust any Awards downward, except to the extent otherwise provided in the Award Agreement or in a previously executed agreement between the Company and the Grantee.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant or pay Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants or payments without satisfying the requirements of Section 162(m) of the Code.

     4.4.  Compliance with Section 162(m) of the Code.

          (a) Section 162(m) Compliance. At all times when Section 162(m) of the Code is applicable, all Awards granted under this Plan to Restricted Employees shall to the extent provided by the Committee comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Section 162(m) of the Code will not be required; provided further that to the extent Section 162(m) or the regulations thereunder require periodic stockholder approval of such performance measures such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.4, make any adjustments to such Awards or otherwise it deems appropriate.

          (b) Section 162(m) Maximum Individual Limits. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Shares (including as Shares, a number of Shares equal to the number of SARs granted) for which Awards (other than Reload Options, Performance Units and Performance Bonus Awards) may be granted to any Grantee in any calendar year shall not exceed 400,000 and the number of Shares for which Reload Options may be granted to any Grantee in any calendar year shall not exceed 400,000. The maximum aggregate value of Performance Units and Performance Bonus Awards granted to any Grantee hereunder in any calendar year shall not exceed in the case of annual awards, $5,000,000, and in the case of other awards $8,000,000. Maximum Limits under this Section 4.4(b) shall be calculated in accordance with Treasury Regulation sec.1.162-27(e)(2)(vi)(B).

ARTICLE 5.  ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

     5.1. Eligibility. The Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

     5.2. Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee in the Award Agreement.

     5.3. Maximum Term. The Option Term or other period during which an Award may be outstanding, unless otherwise provided in the Award Agreement, shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified; provided, that the Option Term of any ISO shall not exceed 10 years; and provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to Article 12 may, if so permitted or required by the Committee, extend more than 10 years after the Grant Date of the Award to which the deferral relates.

     5.4. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

     5.5. Restrictions on Share Transferability. The Committee may include in the Award Agreement such restrictions on transferability of any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable.

     5.6. Termination of Affiliation. Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Committee pursuant to Section 3.2), the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

          (a)  For Cause. If a Grantee has a Termination of Affiliation for
     Cause:

             (i) the Grantee's Awards (including any Restricted Shares or Deferred Shares) that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such Termination of Affiliation, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

             (ii) the Grantee's Deferred Shares that were vested immediately before such Termination of Affiliation shall promptly be settled by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of such vested Deferred Shares, and

             (iii) any unexercised Option or SAR, and any Performance Share, Performance Unit or Performance Bonus Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

          (b) On Account of Retirement, Death or Disability. If a Grantee has a Termination of Affiliation on account of Retirement, death or Disability:

             (i) the Grantee's Awards that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

             (ii) the Company shall promptly settle all Deferred Shares, whether or not forfeitable, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 11) of a number of unrestricted Shares equal to the aggregate number of the Grantee's Deferred Shares;

             (iii) any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, may be exercised, in whole or in part, at any time after such Termination of Affiliation (but in either case only during the Option Term) by the Grantee (whether or not, in the case of Disability, such exercise causes an Option to fail to qualify as an ISO) or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Article 12; and

             (iv) the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by
        (1) and (2) below; and the benefit payable with respect to any Performance Bonus Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation shall be equal to the product of (1) and (2) below; where:

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

                (1) is a fraction, the numerator of which is the number of months that have elapsed since the beginning of such Performance Period to and including the month in which occurs the date of such Termination of Affiliation and the denominator of which is the number of months in the Performance Period; and

                (2) is a percentage determined by the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the performance percentage, as determined by the Committee, attained during the Performance Period.

          (c) Any Other Reason. If a Grantee has a Termination of Affiliation for any reason other than for Cause, Retirement, death or Disability, then:

             (i) the Grantee's Awards, to the extent forfeitable under the Plan or the Award Agreement immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

             (ii) the Grantee's Deferred Shares that were not forfeitable immediately before such Termination of Affiliation shall, unless otherwise provided in an Award Agreement, promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee's vested Deferred Shares;

             (iii) any unexercised Option or SAR, and any Performance Share, Performance Unit or Performance Bonus Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation unless the Committee determines in writing otherwise.

             (iv) any Performance Shares, Performance Units or Performance Bonus with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation unless the Committee determines in writing otherwise.

     5.7.  Nontransferability of Awards.

          (a) Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be nontransferable, and during the Grantee's lifetime, shall be exercisable only by the Grantee, or, if permissible under applicable law, by the Grantee's guardian or legal representative.

          (b) Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a beneficiary in accordance with Article 12 shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

          (c) To the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer a Non-Qualified Stock

     (c) To the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer a Non-Qualified Stock Option, SAR, Restricted Share, Bonus Share, or Deferred Share Award to (i) a spouse, sibling, parent or Option, SAR, Restricted Share, Bonus Share, or Deferred Share Award to (i) a spouse, sibling, parent or lineal descendant (including a lineal descendant by adoption) (any of the foregoing, an "Immediate Family Member") of the Grantee; (ii) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members of the Grantee or the spouses of such Immediate Family Members, or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee or the spouses of such Immediate Family Members. This subsection (c) shall not be construed to authorize a transfer of an Incentive Stock Option, Performance Unit, Performance Share, or Performance Bonus Award.

ARTICLE 6.  STOCK OPTIONS

     6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Committee under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

     6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

     6.3. Option Price. The Option Price of an Option under this Plan shall be determined by the Committee, and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option granted as a Substitute Award pursuant to Section 16.3 may be granted at such Option Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 16.3.

     6.4. Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate such Option as an Incentive Stock Option. Any Incentive Stock Option:

          (a) shall, if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

          (b) shall have an Option Term of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (c) shall not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit"); and to the extent any Grant is in excess of such $100,000 Limit, a portion of such Grant equal to the $100,000 Limit shall be designated as an ISO and the remainder shall, notwithstanding its prior designation as an ISO, be regarded as a NQSO.

          (d) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

          (e) shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 days of such Disqualifying Disposition; and

          (f) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death.

     Notwithstanding the foregoing, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

     6.5. Grant of Reload Options. The Committee may in connection with the grant of an Option or thereafter provide that a Grantee who (i) is an Eligible Person when he or she exercises an Option ("Exercised Option") and (ii) satisfies the Option Price or Required Withholding applicable thereto with Shares (including Shares that are deemed to have been delivered as payment for all or any portion of the Option Price of an Exercised Option by attestation or otherwise) shall automatically be granted, subject to Article 4, an additional option ("Reload Option") in an amount equal to the sum ("Reload Number") of the number of Shares tendered (including Shares that are deemed to have been tendered) to exercise the Exercised Option plus, if so provided by the Committee, the number of Shares, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state, local or foreign tax withholding requirements.

     6.6. Conditions on Reload Options. Reload Options shall be subject to the following terms and conditions:

          (a) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

          (b) subject to Section 6.6(c), the Reload Option may be exercised at any time during the Option Term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement); and

          (c) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that, unless otherwise provided in the Award Agreement, the Option Price for the Reload Option shall be 100% of the Fair Market Value of a Share on the Grant Date of the Reload Option.

     6.7. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by cash, personal check or wire transfer or, subject to the approval of the Committee, any one or more of the following means:

          (a) Tendering, either by actual tender or by attestation to ownership of, Mature Shares, valued at their Fair Market Value on the date of exercise;

          (b) Tendering Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

          (c) Pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

     If any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

     If tender by attestation of ownership of Mature Shares is used to pay the Option Price, the number of Shares delivered upon exercise of the Option shall be limited to the difference between the number of Shares subject to the Option and the number of Shares tendered by attestation.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

     7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall determine the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of the Plan, the other terms and conditions pertaining to such SARs.

     7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR, (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and
(iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option.

     7.3. Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price; by

          (b)  the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. As determined by the Committee, the payment upon SAR exercise may be in cash, in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

ARTICLE 8.  RESTRICTED SHARES

     8.1. Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

     8.2. Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions or restrictions on any Restricted Shares as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based restrictions on vesting or restrictions under applicable securities laws.

     8.3. Consideration. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

     8.4. Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, unless the Committee determines in writing otherwise the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (i) the amount paid by the Grantee for such Restricted Shares, or (ii) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such repurchased Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

     8.5. Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (i) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or (ii) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

     8.6. Stockholder Rights in Restricted Shares. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, including, but not limited to, the right to vote such Restricted Shares and the right to receive dividends on such Restricted Shares, except as otherwise provided in the Plan or Award Agreement. Any cash dividends that become payable on Restricted Shares shall be paid currently except to the extent the Award Agreement provides otherwise. Any stock dividends that become payable on Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are paid, except to the extent the Award Agreement provides otherwise. The Award Agreement may, but need not, provide for payment of interest on deferred dividends.

ARTICLE 9.  PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1. Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2. Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set the beginning and ending dates of the Performance Period, select Performance Measures from among those set forth in Section 4.3, and set performance goals which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Grantee.

     9.3. Earning of Performance Units and Performance Shares. Subject to the terms of this Plan, (including Section 4.3 regarding the Committee's discretion to make downward adjustments) after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     If a Grantee is promoted, demoted or transferred to a different business unit or a different position in the same business unit of the Company or a Subsidiary during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

     9.4. Form and Timing of Payment of Performance Units and Performance Shares. Unless the Committee provides for a different method of payment, earned Performance Units or Performance Shares shall be paid in a lump sum following the close of the applicable Performance Period or may be deferred pursuant to
Section 10.2 or Article 13. The Committee may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     As determined by the Committee, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

ARTICLE 10.  BONUS SHARES AND DEFERRED SHARES

     10.1. Bonus Shares. Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

     10.2. Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.

ARTICLE 11.  PERFORMANCE BONUS AWARDS

     11.1. Performance Bonus Awards. Subject to the terms of the Plan, the Committee may grant Performance Bonus Awards to any Eligible Person, in such amount and upon such terms an at any time and from time to time as shall be determined by the Committee.

     11.2. Performance Periods, Measures and Goals. For each Performance Bonus Award the Committee shall establish the beginning and ending dates of the Performance Period, select the Performance Measures and establish the performance goals for that Performance Measure to be applied for that Performance Period. The Committee may but shall not be required to, establish one or more Performance Periods that begin before the last day of any other Performance Periods; and may establish Performance Periods that extend for more than one calendar year or may grant Performance Bonus Awards that extend for more than one consecutive Performance Periods (a "Multiple Award Period.")

     11.3. Determination of Performance Goals. A Performance Bonus Award shall specify the payment amount or percentage of the Performance Bonus Award for the Performance Period for each Grantee at designated levels of achievement of the Performance Measures. In the case of a Performance Bonus Award to a Restricted Executive, if the Committee intends such Performance Bonus Award to qualify for the Performance Based Exception, (a) the selection of the Performance Measures, establishment of the performance goals, and the determination of the amount or percentage of the Performance Bonus Award payable at designated levels of achievement of the Performance Measures, shall be made not later than the 90th calendar day of the Performance Period; (b) in the case of a Multiple Award Period, selection of the Performance Measures, establishment of the performance goals, and the determination of the amount or percentage of the Performance Bonus Award payable at designated levels of achievement of the Performance Measures, shall be done not later than the 90th calendar day of the first Performance Period, and (c) notwithstanding (a) and (b), the performance goal shall be established while the outcome as to the performance goal is substantially uncertain, and in no event shall the performance goal be established after more than 25% of the Performance Period has elapsed.

     11.4. Adjustment of Goals. The Committee may in its discretion (i) decrease (or for a Grantee other than a Restricted Executive whose award is intended to qualify for the Performance Based Exception, also increase) the amount or percentage of the Performance Bonus Award payable for such Grantee at designated levels of achievement of the Performance Measures, or (ii) increase (or for a Grantee other than a Restricted Executive whose award is intended to qualify for the Performance Based Exception, also decrease), the designated level of achievement of the Performance Measures to make payable the stated amount or percentage of the Performance Bonus Award, at any time during a Performance Period including any Multiple Award Period.

     11.5. Determination and Payment at Bonus. As soon as practicable after the necessary financial data for a Performance Period are available to the Committee, the Committee shall make a written determination of the extent of the achievement of the performance goal for Performance Bonus Award for that Performance Period, and shall make a written determination of the amount, if any, to be distributable with respect to a Performance Bonus award for the Performance Period. Distributions with respect to any Performance Bonus Award shall be subject to the following.

          (a) Except as otherwise specifically provided in the documents reflecting the terms of a Performance Bonus Award, the Committee may in its discretion, reduce the amount of any Performance Bonus Award or cancel the Award for any reason whatsoever for any Grantee (including but not limited to a Restricted Executive) at any time prior to payment, and

          (b) Except as otherwise provided by the Committee, Performance Bonus Awards shall be settled through cash payments, which shall be made as soon as practicable after the Committee makes the determination described in this Section 11.5.

ARTICLE 12.  BENEFICIARY DESIGNATION

     12.1. Beneficiary Designation. Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's surviving spouse, if any, or if none, then to the Grantee's estate.

ARTICLE 13.  DEFERRALS

     13.1. Deferrals. The Committee may permit or require in an initial Award Agreement, or permit with the consent of the Grantee in any amendment to the Award Agreement, the Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Performance Bonus, the grant of Bonus Shares or the expiration of the deferral period for Deferred Shares. In the case of an Award to a Restricted Executive the Committee may require such deferral after the initial Award without the consent of the Grantee; provided, however, that if the Committee requires deferral without the consent of the Grantee of an Award which is or may be payable in cash, the Committee shall cause the Company to pay (at such time as such Award is paid) interest on the amount of such Award for the period of required deferral at a rate not less from time to time than the rate charged to the Company by its principal revolving credit lender, or if none, than at the publicly announced prime lending rate of Citibank, N.A. plus one percentage point. The Committee may require amounts relating to deferred Awards to be held in a grantor trust created by the Company or a Subsidiary, and shall establish such other rules and procedures for such deferrals consistent with this Article 13 as the Committee in its discretion determines.

ARTICLE 14.  RIGHTS OF EMPLOYEES, CONSULTANTS AND DIRECTORS

     14.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Grantee's employment, consultancy or service as a member of the Board of Directors at any time, nor confer upon any Grantee the right to continue in the employ or as consultant or as a director of the Company or any Subsidiary.

     14.2. Participation. No employee, consultant or director shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

ARTICLE 15.  WITHHOLDING

     15.1.  Withholding

          (a) Mandatory Tax Withholding. Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, including a Grantee's making an election under Section 83(b) of the Code, the Company shall be entitled to require (x) that the Grantee remit an amount in cash, or if permitted by the Committee, Mature Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto ("Required Withholding"), (y) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or otherwise, or (z) any combination of the foregoing.

          (b)  Elective Share Withholding.

             (i) Subject to subsection 15.1(b)(ii), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares subject to an Award upon the exercise of such Award or upon Restricted Shares becoming non-forfeitable or upon making an election under

        Section 83(b) of the Code (each, a "Taxable Event") having a Fair Market Value equal to the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event.

             (ii) Each Share Withholding election shall be subject to the following conditions:

                (1) any Grantee's election shall be subject to the Committee's discretion to revoke the Grantee's right to elect Share Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

                (2) the Grantee's election must be made on or before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

                (3)  the Grantee's election shall be irrevocable.

     15.2. Notification under Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

ARTICLE 16.  CERTAIN EXTRAORDINARY EVENTS

     16.1. Certain Reorganization Transactions or Other Events. In the event of a Reorganization Transaction or other transaction described in Section 4.2 as a result of which (i) the Company is not the Surviving Corporation or the stock of the Surviving Corporation will not be publicly traded, or (ii) in the determination of the Committee, the attainment of Performance Measures established as performance goals by in connection with restrictions on any outstanding Restricted Shares, or any outstanding Performance Units, Performance Shares, and Performance Bonus Awards, or any of them, will not reasonably be ascertainable, the Committee may in its discretion cancel any or all Awards or class of Awards without the consent of any Grantee; provided, however, that in lieu of such Awards the Company shall pay the Grantee in cash as soon as reasonably practicable after such determination by the Committee:

          (a) with respect to any Restricted Share as to which the restrictions have not lapsed in connection with such event, the Fair Market Value of a Share (determined as nearly as practicable to the time of such transaction),

          (b) with respect to any Option or SAR, the positive difference (if any) between the Fair Market Value of the Shares subject to the Option or SAR (determined as nearly as practicable to the time of such transaction) and the Option Price or Strike Price of the Option or SAR; provided, however, that no duplicate payment will be made for Tandem SARs and further provided, however, that the amount paid with respect to any Option shall not be less than the fair value of the Option (determined as nearly as practicable to the time of such transaction) under a recognized option pricing model selected by the Committee; and

          (c) with respect to any Performance Unit, Performance Share, or Performance Bonus Award, the amount that would be payable to the Grantee under Section 5.6(b) if he had Retired on the date of the transaction.

     16.2.  Pooling of Interests Accounting. If the Committee determines:

          (a) that the consummation of a sale or merger of the Company (a "Closing") is reasonably likely to occur but for the circumstances described in this Section;

          (b) that, based on the advice of the Company's independent accountants and such other factors that the Committee deems relevant, the grant of any Award or exercise of some or all outstanding Options or SARs would preclude the use of pooling of interests accounting ("pooling") after the Closing; and

          (c) the preclusion of pooling can reasonably be expected to have a material adverse effect on the terms of such sale or merger or on the likelihood of a Closing (a "Pooling Material Adverse Effect"),

then the Committee may:

          (i) make adjustments to such Options, SARs or other Awards (including the substitution, effective upon such Closing, of Options, SARs or other Awards denominated in shares or other equity securities of another party to such proposed sale or merger transaction) prior to the Closing so as to permit pooling after the Closing,

          (ii) cause the Company to pay the benefits attributable to such Options, SARs or other Awards (including for this purpose not only the spread between the then Fair Market Value of the Shares subject to such Options or SARs and the Option Price or Strike Price applicable thereto, but also the additional value of such Options or SARs in excess of such spread, as determined by the Committee) in the form of Shares if such payment would not cause the transaction to remain or become ineligible for pooling; or provided that the Committee has determined, based on the advice of the Company's independent accountants and such other factors that the Committee deems relevant, that no reasonable alternative is available to the Company to prevent such a Pooling Material Adverse Effect, cancel any or all such Options, SARs or other Awards without the consent of any affected Grantee; provided, however, that to the extent practicable without a Pooling Material Adverse Effect, the Grantee shall receive in lieu of the Award the amount payable upon cancellation of such Award as set forth in
     Section 16.1.

     16.3. Substituting Awards in Certain Corporate Transactions. In connection with the Company's acquisition, however, effected, of another corporation or entity (the "Acquired Entity") or the assets thereof, the Committee may, at its discretion, grant Awards ("Substitute Awards") associated with the stock or other equity interest in such Acquired Entity ("Acquired Entity Award") held by such Grantee immediately prior to such Acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price and on such terms as the Committee determines necessary to achieve preservation of economic value.

ARTICLE 17.  AMENDMENT, MODIFICATION, AND TERMINATION

     17.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders.

     17.2. Adjustments Upon Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     17.3. Awards Previously Granted. Except as expressly provided in Section 3.2, Section 4.3; Section 6.4; Article 11, Section 13.1, or Article 16, no termination, amendment or modification of the Plan and no modification of an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award, provided, however, that to the extent any Award shall be adversely affected by any amendment or modification of the Plan, the provisions of the Plan in toto as in effect as of the Grant Date of such Award shall prevail.

ARTICLE 18.  ADDITIONAL PROVISIONS

     18.1. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

     18.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     18.3. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     18.4. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

     18.5.  Securities Law Compliance.

          (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be placed on any such certificates to refer to such restrictions. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

          (b) If the Committee determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company's equity securities are then listed, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

     18.6. No Rights as a Stockholder. Subject to Section 8.6 regarding Restricted Shares, a Grantee shall not have any rights as a stockholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her.

     18.7. Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

     18.8. Scope of Plan. Nothing in this Plan shall be construed to prevent the Board, the Committee, or any other officer of the Company or any Subsidiary authorized to determine compensation of employees and consultants of the Company or such Subsidiary, from awarding any cash bonus or other cash incentive or achievement compensation to any person for such reasons and on such terms and conditions, whether or not consistent with this Plan, as they in their authorized discretion determine is appropriate.

     18.9. Awards under Former Bonus Plan. Each Award under the Former Bonus Plan that is outstanding on the Restated Effective Date shall continue in effect as an Award under this Plan, but shall be administered subject to all the terms and provisions of this Plan from and after the Restated Effective Date, except to the extent application of any provision of this amended, restated and merged Plan to such Award would violate the requirements of Section 17.3 hereof.

     18.10. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Illinois other than its laws respecting choice of law.

                         CNA FINANCIAL CORPORATION PROXY
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING, MAY 11, 2000, CHICAGO, ILLINOIS

P
R
O
X
Y

The undersigned hereby appoints L.A. Tisch, J.S. Tisch, and B.L. Hengesbaugh, or any of them, with full power of substitution, to represent and to vote the Common Stock of the undersigned at the annual meeting of stockholders of CNA Financial Corporation, to be held at CNA Plaza, (333 South Wabash Avenue), Chicago, Illinois, on May 11, 2000, at 10:00 A.M., or at any adjournment thereof as follows:


               Election of Directors. Nominees:

               Antoinette Cook Bush, Dennis H. Chookaszian, Ronald L. Gallatin Robert P. Gwinn, Walter F. Mondale, Edward J. Noha, Joseph Rosenberg, Bernard L. Hengesbaugh, James S. Tisch, Laurence A. Tisch, Preston R. Tisch, Marvin Zonis.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD.


----------------
SEE REVERSE SIDE
----------------

/x/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                            4952

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.
-----------------------------------------------------------------------
The Board of Directors recommends a vote FOR the Election of Directors and FOR proposals 2 and 3.
-----------------------------------------------------------------------

1. Election of Directors (see reverse)   FOR  / /   WITHHELD / /

For, except vote withheld from the following nominee(s):

_______________________


2. Approval of the CNA Financial Corporation
   2000 Incentive Compensation Plan.         FOR / / AGAINST / / ABSTAIN / /

3. Approval of independent accountants.      FOR / / AGAINST / / ABSTAIN / /


SIGNATURE(S)________________________________ DATE____________
NOTE: -Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.